  	      Supplemental Information to Show Marked Areas of Changes Contained In Amendment 2 that Differ From Amendment No. 1
           ---------------------------------------------------------
                     SECURITES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                           AMENDMENT NO.2 TO FORM SB-2
                           REGISTRATION STATEMENT
                                    Under
                         The Securities Act of 1933

                      GOLDEN CHOICE FOODS CORPORATION
             (Exact name of registrant as specified in its charter)

      Nevada                    8400                   33-0903004
(State or other       (Primary Standard Industrial   (I.R.S. Employer
jurisdiction of        Classification Code Number)    Identified No.)
  organization)

                     180 Newport Center Drive, Suite 180
                           Newport Beach, CA 92660
                               (949) 720-8470

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                                 Copies to:
                           MICHAEL A. CANE, ESQ.
                            CANE & COMPANY, LLC
                   2300 W. Sahara Ave, Suite 500, Box 18
                         Las Vegas, Nevada 89102
                             (702) 312-6255
                            Fax: (702) 312-6249
                       (Agent for Service of Process)
              Approximate date of commencement of proposed sale
                of the securities to the public: from time to
               time after this registration statement becomes
                                 effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ______

If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.______



If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ______

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ______

               CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------
TITLE OF EACH                     PROPOSED     PROPOSED
CLASS OF                          MAXIMUM      MAXIMUM
SECURITIES                        OFFERING     AGGREGATE   AMOUNT OF
TO BE            AMOUNT TO BE     PRICE PER    OFFERING    REGISTRATION
REGISTERED       REGISTERED       UNIT (1)     PRICE (2)   FEE (2)
-----------------------------------------------------------------------
Common Stock    2,638,908 shares  $2.00        $5,277,816  $1,393.35
($.001 par value)
-----------------------------------------------------------------------
Total           2,638,908         $2.00 (1)    $5,277,816  $1,393.35


(1) Selling shareholder's stock registration fee was based on a bona fide estimate of the maximum offering price pursuant to Rule 457(a) of Regulation C.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective time until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

                       P R O S P E C T U S

                  GOLDEN CHOICE FOODS CORPORATION

                   2,638,908 shares of common stock

   The  2,638,908  shares  of  common  stock     are  issued  and outstanding
shares owned by the persons  specified in this prospectus under the caption "Selling Security Holders." Golden Choice Foods Corporation will receive no part of the proceeds from the sale of the 2,638,908 shares.
                             ----------------------

 Investing in Golden Choice Foods Corporation involves significant risks.
    Investors need to read the "Risk Factors" beginning on page 3

                             ----------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The 2,638,908 shares were acquired by the selling security holders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933.


The selling securities holders may from time to time sell the shares on any securities exchange or automated quotation system on which our common stock may be listed on traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then correct market price or at negotiated prices. The shares may be sold directly or through brokers or dealers. We note that our common stock is not listed on any exchange or quotation system at the present time.


                      The Date of this prospectus is _____________.

                           RISK FACTORS


Golden Choice's limited operating history increases the risk of loss to purchasers of shares.

         Even though Golden Choice has been conducting full operations for some time, as of yet its operations are not profitable. Unless operations become profitable in the near future it will still be uncertain as to whether we can continue successfully implementing our business plan or that we will ever operate profitably.

If Golden Choice does not obtain enough money to continue to operate, purchasers of shares will lose their investment.

         With the exception of the rights to products we have developed and the value inherent in contractual relationships with manufacturers and vendors, we have no significant assets or operating capital.
Golden Choice is dependent upon receipt of investment capital to provide the working capital necessary to continue product development.
We have no commitments at the present time for additional cash funding. At present we have plans to seek funding which we hope will move us to internal funding and profitability. However, there is no guarantee additional funding will be available to Golden Choice on acceptable terms, if at all.

Purchasers of shares must rely on the services of the officers and directors for the success of their investment.

         Golden Choice relies exclusively on the expertise of its officers and directors for the development, and distribution of product. The ability of Golden Choice to develop products that will be attractive to the market place would be significantly compromised if current officers and directors are either unable or unwilling to perform these responsibilities. We do not carry key person life insurance with respect to the officers and directors.

Purchasers of shares may lose their investment if Golden Choice's products are not accepted in the market place.

         Golden Choice's business plan is based upon the assumption that the U.S. consumer will be interested in its snack food products. We cannot determine with any accuracy the size of market for our particular products or the market share Golden Choice will be able control. An investor's investment may be lost if Golden Choice is not successful in obtaining acceptance of its products into the market place.

If Golden Choice does not develop a public trading market for its common shares, it is unlikely purchasers in the offering will be able to liquidate their investments.

         Following the offering, it is the intention of Golden
Choice to seek a quotation on the OTC bulletin board and to establish a public trading market for its common shares. If Golden Choice does not succeed in developing a public trading market, an investor can only liquidate his or her investment through a private sale of the investors shares. Golden Choice believes a private sale of its common shares would be very difficult to arrange. Golden Choice believes that it will be able to obtain a quotation on the OTC bulletin board and to develop a public trading market for its common shares. However, Golden Choice's success in accomplishing these intentions cannot be assured.

A purchaser is purchasing penny stock which limits the ability of the purchaser to sell the stock.

         The shares offered in this offering constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in Golden Choice will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Commission. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Unless Golden Choice is able to achieve profitable operations it is likely investors will lose their investments.

            Golden Choice has posted a loss in each fiscal year since it began operations as follows:
*	Fiscal year ended June 30, 1997, net loss:  ($471,857);
*	Fiscal year ended June 30, 1998, net loss:  ($476,433);
*	Fiscal year ended June 30, 1999, net loss:  ($215,091);
*	Fiscal year ended June 30, 2000, net loss:  ($339,477).

Also, for the six months ended December 31, 2000, Golden Choice
sustained a net loss of ($248,366).      It is necessary for Golden Choice to
eventually achieve profitable operations if investors are to realize a gain on their investments. We believe that given continued development of our business plan, Golden Choice will eventually become profitable on its day to day operations. However, obtaining profitability cannot be guaranteed.

If Golden Choice is unable maintain acceptable freight costs, it is Unlikely that it will be able to achieve economic viability.

 Golden Choice relies on common carriers to deliver its products to customers. These freight costs are a major expense for Golden Choice and rising fuel costs causes the carriers to add fuel surcharges to the cost of shipping. Rising fuel costs are totally beyond the control of Golden Choice. It is possible that fuel costs for its carriers could rise to levels that would threaten Golden Choice's ability to ever achieve profitability. Should this happen, it is likely that investors would lose their investments.

If the sub-contractors of Golden Choice prove unreliable or if Golden Choice is ever in a position where it cannot obtain the necessary assistance from sub-contractors to pursue its business operations, Golden Choice's business operations would cease, thereby causing a lose to its investors.

   Golden Choice relies 100% on sub-contractors, known as co-packers, to produce its products. Though Golden Choice has at times used two co-packers simultaneously, historically it has relied on one co-packer and is only using one co-packer at the present time. Since all contracts are verbal, they are subject to cancellation at any time. If Golden Choice was to lose its co-packer, it would significantly impact Golden Choice's ability to meet its customers demands because Golden Choice would have to replace its co-packer immediately. Even though there are other co-packers Golden Choice could engage, if Golden Choice was not able to replace its co-packer in a timely manner its operations would cease until the co-packer was replaced and investors would likely lose their investments.

Golden Choice's reliance on national sales organizations representing numerous products means Golden Choice products may not receive as much exposure to the market that would occur if Golden Choice had its own sales force.

         Since Golden Choice relies on various brokers and other third party representatives that do not sell its products exclusively, Golden Choice may not get the same exposure to the market as if it had its own sales force. As such, the growth of Golden Choice market share penetration may be slower than would otherwise be the case.

Golden Choice discontinued the production and sale of a product which contributed to revenue in the past and from which Golden Choice will not have revenue in the future.

Golden Choice temporarily discontinued the production and sale of Rice Snax product in 1999. Discontinuation of the sale of a product line can significantly reduce sales revenues. At this time Golden Choice sells and markets a single product. A discontinuation of this product would cause revenues to cease. In that event it is unlikely that Golden Choice would be able to continue operations and investors would likely lose their investments.

The exercise of options and the sale of shares by Golden Choice in the future could have the effect of diluting the investments of current investors.

At the present time there are options outstanding for the purchase of 6,100,000 common shares of Golden Choice. Golden Choice is also contemplating the sale of additional common shares in the future through a private placement. The investments of current investors would be diluted if the sale price of shares in a private placement or if the exercise price of options exercised is below the price that investors pay for their shares.

A lack of liability insurance on the part of Golden Choice could lead to claims against Golden Choice which it cannot pay, in which event it is likely Golden Choice could not maintain operations and investors would lose their investments.

Golden Choice has operated without the benefit of its own general and products liability insurance coverage since its inception in 1996. Golden Choice is named as an additional insured with respect to general and product liability insurance on the liability policies of its two co-packers. If Golden Choice is held responsible for acts or events that are not covered by the co-packers insurance policies, it could have an adverse effect on operating results. Even though we have no knowledge of the existence of any act or event creating liability for Golden Choice, it is possible that such an act or event could occur at any time.


                             USE OF PROCEEDS

         The proceeds from the sale of shares will belong to the applicable selling shareholders and will not be available for use by Golden Choice. Accordingly, Golden Choice will have no use of the proceeds of any sale.

                    DETERMINATION OF OFFERING PRICE

         The offering price of the selling shareholders was calculated pursuant to Rule 457(a) of Regulation C using a price at which Golden Choice hopes to able to raise capital at in a private offering in the near future.

                               DILUTION

            On December 31, 2000, Golden Choice had a net book value of $291,063 or $0.02 per share, based on 18,623,274 shares outstanding after
giving effect to the stock split on June 1, 2000.      The net tangible book
value per share is equal to Golden Choice's total tangible assets, less its total liabilities and divided by its total number of shares of common stock outstanding. Accordingly, any purchase shares would represent an approximate 99% dilution in the purchaser's investment when viewed as ownership of a percentage of net tangible book value. Any investment decision to purchase shares must be premised upon an expectation of profitability by Golden Choice in the future.

                       SELLING SECURITY HOLDERS

         The following table sets forth the number of shares which may be offered for sale from time to time by the selling security holders.
The shares offered for sale constitute all of the shares known to Golden Choice to be beneficially owned by the selling security holders. None of the selling security holders has held any position or office with Golden Choice nor has any had a material relationship with Golden Choice other than being an investor.

                             Number of       shares Owned      % Owned
Selling Security Holder    Shares Offered  After Offering   After Offering
-----------------------    --------------- --------------   --------------
Paula Averyt                        38,000             0        0.0%
Paul Stevich                        20,000             0        0.0%
Robert Reeves                       76,000             0        0.0%
Jeffrey A. & Kim M. Haar            38,000             0        0.0%

Edmond J. Harris                    20,000             0        0.0%
Ron Rau, Sally Schulte, Tori Lynch  30,000             0        0.0%
Terry S. Brand                      38,000             0        0.0%
Metal Suppy Company                 38,000             0        0.0%
Everett David Busk                  38,000             0        0.0%
Michael Pruitt                      38,000             0        0.0%
Calvin Byrd                         19,000             0        0.0%
Raymond Byrd                        19,000             0        0.0%
George Veronis- IRA account         19,000             0        0.0%
Paul Brunner                        38,000             0        0.0%
Jim  Riley                          27,000             0        0.0%
Emanuel Selya                       38,000             0        0.0%
Joseph Cerni                        38,000             0        0.0%
Howard and Joy Brand                19,000             0        0.0%
Merlin Corbin                       38,000             0        0.0%
Bob Rand                            38,000             0        0.0%
Scott Gill                          38,000             0        0.0%
Gareth Davies                       19,000             0        0.0%
Robert & Rebekha Tapie              21,800             0        0.0%
Dale Davis                          38,000             0        0.0%
Lyle Trager                         38,000             0        0.0%
Bower Family Trust                  76,000             0        0.0%
David Duncan                        29,500             0        0.0%
Russell J. Singer Trustee           40,000             0        0.0%
Robert Jr & Mary Jenkins            19,000             0        0.0%
Richard Ableser revocable L trust   19,000             0        0.0%
Dayle Reimer                        20,000             0        0.0%
Gary James Jason                    20,000             0        0.0%
Alan C. Sickman                     19,000             0        0.0%
Roger D. May                        38,000             0        0.0%
Susan N. Iguchi                     38,000             0        0.0%
Lesslie D. Manley                   38,000             0        0.0%
Ronald M. Greenburg                 38,000             0        0.0%
John & Marlene Javage               38,000             0        0.0%
Michael P. Trcka                    19,000             0        0.0%
Fairwinds Investments, Lltd         38,332             0        0.0%
Jeffrey J. Ross                     56,668          598,500     3.2%
David Euzarraga                     88,278        1,400,000     7.5%
Lance Hall                         135,198          400,000(1)  2.1%
Guy Edwards                         41,800             0        0.0%
Charlie Radovich                     5,332             0        0.0%
Newport Capital Consultants, Inc.   600,000            0        0.0%
The Search For Value                400,000            0        0.0%
                                  -----------


(1) The shares indicated are actually options to purchase 400,000 common shares at $0.75 per share.

   Golden Choice will pay all expenses in connection with the registration of the shares. Golden Choice will not pay any expenses in connection with the sale of the shares.

                              PLAN OF DISTRIBUTION

         The selling shareholders may from time to time sell all or a portion of their shares in the over-the-counter market, or on any other national securities exchange on which the common stock is or becomes listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The shares will not be sold in an underwritten public offering.
The shares may be sold directly or through brokers or dealers. The methods by which the shares may be sold include: (a) a block trade(which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) privately selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share, and, to the extent such purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such Selling Stockholder. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and sales to and through other broker-dealers (including transactions of the nature described above) in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions and`, in connection with such re-sales, may pay to or receive from the purchasers of such shares commissions as described above.

         In connection with the distribution of the shares, the Selling Shareholders may enter into hedging transactions with broker-dealers.
In connection with such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling shareholders. The selling shareholders may also sell the shares short and redeliver the shares to close out the short positions. The selling shareholders may also loan or pledge the shares to a broker-dealer and the broker-dealer may sell the shares so loaned or upon a default the broker-dealer may effect sales of the pledged shares. In addition to the foregoing, the selling shareholders may enter into, from time to time, other types of hedging transactions.

         The selling shareholders and any broker-dealers participating in the distributions of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the 1933 Act and any profit on the sale of shares by the selling shareholders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts under the 1933 Act. The shares may also be sold pursuant to Rule 144 under the 1933 Act beginning one year after the shares were issued.

         We have filed the registration statement, or which this Prospectus forms a part, with respect to the sale of the shares. There can be no assurance that the Selling Shareholders will sell any or all of the shares they desire to sell.

         Under the Securities Exchange Act of 1934 ("Exchange Act") and The regulations thereunder, any person engaged in a distribution of the shares offered by this prospectus may not simultaneously engage in market making activities with respect to the common stock of Golden Choice during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of common stock by the Selling Shareholders. We will pay all of the expenses of the preparation and filing of this registration statement including payment of the registration fee to the Securities and Exchange Commission. Otherwise we will not pay any costs or fees incident to the offering and sale of the shares.

       We have advised the selling shareholders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this Registration Statement, they are required to comply with Regulation
M promulgated under the Securities Exchange Act of 1934. In general, Regulation M precludes any Selling Stockholder, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

         Regulation M prohibits any bids or purchases made in order to Stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M.
These stabilizing transactions may cause the price of the common stock to be higher than it would otherwise be in the absence of those transactions. We have advised the Selling Shareholders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock so long as the stabilizing bids do not exceed a specified maximum, and that Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling Shareholders and distribution participants will be required to consult with their own legal counsel to ensure compliance with Regulation M.

         It should be noted that notwithstanding any of the foregoing discussion in this section on plan of distribution, at the present time the common shares of Golden Choice are not listed on any exchange or quoting service nor does any public market exist for the shares. It remains uncertain at the present time whether this offering will create a public market for the common shares.

                            LEGAL PROCEEDINGS

         As of the date of this prospectus, there is no pending litigation involving Golden Choice.

                       MANAGEMENT OF Golden Choice

         The following table sets forth the names, ages, and positions with Golden Choice for each of the directors and officers of Golden Choice.




Name                       Age      Position (1)                      Since

Richard Damion             57       Chairman and Director             1996

Joseph R. Rodriguez, Jr.   51       CEO, CFO, President and Director  1996

(1) All executive officers are elected by the Board and hold office until the next Annual Meeting of shareholders and until their successors are elected and agree to serve.

The following information on the business experience of each director and officer.

            Richard Damion has been chairman of Golden Choice since it began operations in 1996. From 1992 through 1996 he was the president and CEO of Pacific Snax Corporation, a snack food company where he was in charge of general operations and product development.

         Joseph R. Rodriguez, Jr. has been CEO of Golden Choice since 1996. From 1987 through 1995, Mr. Rodriguez was the president of EFC Mortgage Corporation where he was responsible for operations and secondary marketing.

                      PRINCIPAL SHAREHOLDERS

            The following table sets forth as of March 12, 2001,     the number
and percentage of the outstanding shares of common stock which, according to the information supplied to Golden Choice, were beneficially owned by (i) each person who is currently a director of Golden Choice, (ii) each executive officer, (iii) all current directors and executive officers of Golden Choice as a group and (iv) each person who, to the knowledge of Golden Choice, is the beneficial owner of more than 5% of the outstanding common stock. Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

                                      Common         Percent of
Name and Address                      Shares         Class (1)


Richard Damion (2)                   3,138,566        15.83%
180 Newport Center Drive, Suite 180
Newport Beach, CA  92660

Joseph R. Rodriguez, Jr. (3)         4,590,000        23.15%
180 Newport Center Drive, Suite 180
Newport Beach, CA  92660


David H. Euzarraga                   1,488,278        7.99%
No. 2 Robin Hill Lane
Laguna Hills, CA  92653

All Executive officers and
    Directors as a Group (two) (4)   7,728,566        36.76%

(1) All percentages are calculated by giving effect to the potential exercise of options held by the applicable person, entity or group, but without giving effect to the potential exercise of options held by any other person, entity or group.

(2) Of the 3,158,566 common shares held by Mr. Damion, 1,938,566 shares are owned outright. The remaining 1,200,000 shares are shares which can be acquired by Mr. Damion through the exercise of options. The option price on 1,200,000 of the shares is $.25 per share.

(3) Of the 4,590,000 common shares held by Mr. Rodriguez, 3,390,000 shares are owned outright. The remaining 1,200,000 shares are shares which can be acquired by Mr. Rodriguez through the exercise of options. The option price on 1,200,000 of the shares is $.25 per share.

(4) The 7,728,566 common shares represented are the aggregate of shares held by Messrs. Damion and Rodriguez. See footnotes
         (2) and (3) above for the explanation of the beneficial ownership of the shares.

          DESCRIPTION OF THE SECURITIES OF Golden Choice

         Golden Choice is authorized to issue 50,000,000 shares of common stock, par value $0.001 per share, of which 18,623,274 shares are issued and outstanding. Holders of common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. Shares of common stock do not carry cumulative voting rights, and therefore, holders of a majority of the outstanding shares of common stock will be able to elect the entire board of directors, and if they do so, minority shareholders would not be able to elect any members to the board of directors. Golden Choice's board of directors has authority, without action by Golden Choice's shareholders, to issue all or any portion of the authorized but unissued shares of common stock, which would reduce the percentage ownership of Golden Choice by its present shareholders and which might dilute the book value of outstanding shares.

         Shareholders of Golden Choice have no pre-emptive rights to acquire additional shares of common stock. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of Golden Choice, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities and any preference in liquidation on preferred stock of Golden Choice then outstanding. The shares offered by Golden Choice, when issued, will be fully paid and non-assessable.

         Holders of common stock are entitled to receive such dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends, after payment of any preference on preferred stock then outstanding. Golden Choice has not paid dividends on its common stock, and does not anticipate that it will pay dividends in the foreseeable future.

         We intend to raise $7,000,000 in equity capital through the Private placement of common shares in the near future. We intend that the private placement will be exempt from registration under Rule 506 of Regulation D. If and as the money is raised, this registration statement will be amended as necessary to reflect all material changes in the prospectus.

         The Transfer Agent and Registrar for the common stock will be Colonial Stock Transfer, 455 E. 400 South, Suite 100, Salt Lake City, Utah 84111 (801) 355-5740, fax (801) 355-6505.

                INTEREST OF NAMED EXPERTS AND COUNSEL

         No "expert" as that term is defined pursuant to Section 228.509(a) of Regulation S-B, or the "counsel" of Golden Choice as that term is defined pursuant to Section 228.509(b) of Regulation S-B, was hired on a contingent basis, or will receive a direct or indirect interest in Golden Choice, or was a promoter, underwriter, voting trustee, director, officer, or employee of Golden Choice at any time prior to the filing of this registration statement.

        DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                  FOR SECURITIES ACT LIABILITIES

         Golden Choice's articles of incorporation provide that Golden Choice will indemnify any officer, director or former officer or director, to the full extent permitted by law. This could include indemnification
for liabilities under   securities  laws  enacted  for  shareowner
protection.   Insofar as indemnification for liabilities arising under
the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Golden Choice pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

 DESCRIPTION OF BUSINESS

Corporate History

         Golden Choice Foods Corporation was incorporated in April 1996 pursuant to the laws of the state of Delaware. On June 1, 2000, Golden Choice was redomiciled in the state of Nevada. At the time Golden Choice was redomiciled, its common shares were forward split on a 2 for 1 basis.

General Overview

         Golden Choice is a developer and marketer of new snack food products. The purpose of Golden Choice is stated in its corporate mission statement:

         To become the preeminent manufacturer and marketer of new snack food products; representing the "cutting edge" to both the consumer and the snack food industry.

         Golden Choice introduced a rice snack product into retail grocery shortly after being incorporated. Golden Choice used this product to help develop its relationships with snack food brokers and national selling organizations in the 5 major snack food segments: retail, mass merchandise, food service, vending, and club stores. Golden Choice was also engaged in product development since incorporation. The result of which has been the issuance of 2 U.S. design patents. Prior to the product introduction of one of these products, Golden Choice decided to suspend sales of its rice snack product at the time that it introduced a new product, because Golden Choice did not have enough capital resources to support 2 brands at the same time. Management believes that the new product - "G.O.T. Fries TM" - a crinkle-cut french fry style snack is going to be a leading seller for Golden Choice. In November 1998 Golden Choice successfully introduced "G.O.T. Fries TM". Golden Choice expects to introduce either "AW-Shucks
TM"- corn off the cob, its 2nd patented product, or a popcorn product in the 2nd or 3rd quarter of calendar year 2001. Because the introduction of AW-Shucks TM" will require additional capital, it is likely that Golden Choice will introduce the popcorn product first.

            Golden Choice is positioned for rapid growth. Additional new products will be introduced in 2001 adding to continued expansion of Golden Choice.

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


Product alone does not make a company successful. The best idea or product still requires execution and capital. Management has been planning and preparing for the anticipated growth, and is committed to achieving optimum results. The requisite capital is the only remaining ingredient.

The products (trade marks, brands, & patents)

         Golden Choice is proud of its "Golden Choice Foods R" logo. Management believes that there is an inherent value being created in its name, as the consumer becomes more aware of the quality of the products associated with "Golden Choice Foods R". As the distribution of Golden Choice's products continues to expand, the consumer should become more familiar with the name - Golden Choice. This familiarity should help draw them to try one of Golden Choice's products. As they try the products, the quality and good taste, hopefully, will cause them to continue to eat our products as well as increase their desire to try other new products introduced by Golden Choice. The G.O.T. Fries brand can be found in limited distribution in almost every state in the country, including Hawaii and Alaska. To date the brand has distribution in all of the major areas or trade: Grocery, mass merchandisers, convenience, food service, vend, and drug. Golden Choice continues to add retail outlets weekly to its breadth of distribution primarily in grocery and mass merchandisers. The result of product development during the last 2 fiscal years Golden has resulted in the creation of two brands, "G.O. TM", and "AW-Shucks TM" -
Corn off the Cob. The cost to develop these brands has cost less than $80,000 of which no cost has been passed on to the consumer. "G.O.T. Fries tm" is currently being sold while "Aw-Shucks tm" has yet to be introduced into the market place. Golden Choice has other brands under development The time of market introduction is to be determined.

         "G.O.T. Fries TM"

                  "G.O.T. Fries TM" (great original tasting!), the first mainstream brand to be introduced into the consumer market by Golden Choice, is a crinkle-cut french fry style snack. "G.O.T. Fries TM" is the result of almost two years product development. Made from potato and corn, extruded, and baked to a light crunchy texture. They contain less fat than most traditional snacks found on the snack isle in most grocery stores, yet have an extraordinarily high flavor profile. It cannot be overemphasized that their originality has been recognized with the issuance of a US design patent. "G.O.T. Fries TM" are currently available in three flavors: "All American", "Southwestern", and "Traditional Lightly Salted".

                  We believe "G.O.T. Fries TM" is as interesting a product to enter the snack food industry as any in the past twenty years. We believe it stands alone on the chip aisle without a direct competitor. Although all salty snacks compete for the same customer, most of these snacks are grouped under broad headings such as potato chips, corn chips, tortilla chips, cheese puffs or pretzels. G.O.T. Fries does not fall under one of these types of classifications, thereby causing it to standout amongst the crowd of salty snacks. This is one of the reasons that many snack buyers have wanted to place G.O.T. on their isle, because of this distinction. It is a product that is identifiable and recognizable to all consumers. The french fry is one of the most popular foods in America. MacDonald's, alone, sells over nine million (9,000,000) orders of french-fries per day. Sandwich shops, not possessing a deep fryer, want a product that will attract French-fry customers. "G.O.T. Fries TM" appears to be the first potential product to fill this requirement, particularly because it is microwavable. "G.O.T. Fries TM" also benefits indirectly from the advertising by the "milk industry" - with its got milk campaign. This benefit is a result of the consumer awareness with the term "got". The got milk ad campaign appeared to be very successful in drawing the attention of viewers with its funny and interesting tales. Since most consumers have seen at least 1 or more of the got milk commercials, it is management's belief that when the consumer sees the word got in G.O.T. Fries that they will be more apt to look closer at the packaging, thereby increasing the chance for a purchase. Golden Choice has no existing relationship with the "got milk" advertising campaign nor does any of its advertising mimic that of the "got milk advertising campaign.

         "AW-Shucks TM" - Corn off the Cob

                  "AW-Shucks TM", a corn based product, is Golden Choice's third major brand. Golden Choice would like to introduce this product in the fourth quarter of 2001. For this to happen Golden Choice will have to raise more capital to have a successful introduction of the product. "AW-Shucks TM", also has been awarded patent. This snack will be marketed along with "G.O.T. Fries TM" in all of the major snack venues. The "AW-Shucks TM" brand will be marketed in three flavors: "roasted corn", "fajita grill", and "simply butter". It looks just like it was sliced right off the cob. This fun snack will contain less than half the fat of potato chips. It is a baked, extruded snack, possessing great taste and sensational mouth-feel. Management expects it to have a major impact in the salty snack category.

Other Products

         Golden Choice has other products in development. Many of these have regional potential while others have national potential. Almost all of these products revolve around Golden Choice's ability to manufacture unique, recognizable, 3-dimensional shapes; as well as management's expertise with licensing. Most of these shapes are proprietary and timing of their introduction into the market has yet to be determined.

Product Development

         As is apparent from the current products Golden Choice has developed and subsequently patented, management believes it can formulate other product opportunities that will be successful in the consumer market. Golden Choice has several projects in various stages of development. Management takes great pride in its hands-on approach to product development. Much of its time is spent on creating new and unique opportunities. Golden Choice works with various flavor-creators, to formulate new and interesting seasonings. It also draws on the creative artistry of advertising agencies and independent artists. The management team is experienced, and knowledgeable, in the operation of all equipment utilized in the extrusion manufacturing process.

Manufacturing and Quality Control

         At this time Golden Choice manufactures all of its products through the use of subcontractors called "co-packers". Golden Choice evaluates potential candidates thoroughly in its selection process. A candidate must be in compliance with all federal, state, and local government regulations. To be considered, candidates must also be well capitalized, possess the necessary production capacity, and have a reputation for quality production. Golden Choice provides the technical knowledge, skills, and training required to manufacture and quality control its products, to its standards. Each co-packer must maintain a lab staffed with trained quality control personnel, capable of performing the required tests established by Golden Choice. Strict adherence to quality control standards is a must.

            Golden Choice currently co-packs its products in Southern
California.   Its co-packer in California is Anita's Mexican Foods (AMF).
AMF is a significant snack food manufacturer and has the capacity to produce product in excess of Golden Choice's needs for many years. AMF has ample room to expand products if needed.

            The raw material used in the manufacture of its products can be sourced from a variety suppliers. The grains and corrugated boxes are universally available from many sources throughout the country. We obtain our boxes from Direct Packaging & Printing of Huntington Beach, California. We obtain our grains from Illinois Cereal Mills, Inc. of Paris, Illinois and from ConAgra Corn Processing of Atchinson, Kansas and our potato flakes from Basic American Foods of Black Foot, Idaho. Our oil is obtained from Archer Daniels Midland Co. of Decatur, Illinois. The film used is supplied by one source, Flair Flexible Packaging Corporation of Calgary, Alberta, Canada. This is typical in the industry because of the cost of the plates required to print the film. The last ingredient, seasoning, is supplied by various seasoning manufactures. Golden Choice uses Bush Boake Allen, Inc. of Carrolton, Texas, U.S. Ingredients of Aurora, Illinois, and Kerry Ingredients of Beloit, Wisconsin.

         As production volume continues to increase, Golden Choice will continue to expand its use of additional co-packers in order to continue to lower its freight costs. Golden Choice is currently in discussions with co-packers on the east coast. At this time, no decisions have been made as to when Golden Choice will begin production in any other facility. Distribution

         As was mentioned above, freight is one of Golden Choice's most significant costs. As a result of this, management continues to find and implement strategies for reducing the cost of shipping. Two current strategies are outlined below.

         First, rather than assume the financial burden of a full time shipment, Golden Choice contracted the services of a transportation services agency, Meredoc Transportation Services (MTS) (See Associates).
For a monthly flat fee and a percentage of the actual cost of the shipment, MTS acts as the shipping department for Golden Choice. MTS coordinates all shipments for Golden Choice. As Golden Choice adds more shipping points, MTS will also service these locations. Secondly, as mentioned above, Golden Choice plans on increasing the number of co-packers in the areas centered around the concentration of its business.

Business Strategy

         Golden Choice's three year objective is to reach over three million five hundred thousand dollars ($3,500,000) in sales volume by June of 2001, over twelve million six hundred thousand dollars ($12,600,000) by June of 2002, and over twenty four million dollars ($24,000,000) by June 2003. Although the projections may appear aggressive management feels that they actually are conservative considering the size of the category and the potential for new snack introductions such as "G.O.T. Fries TM".
During this time period, management does plan new product introductions, however; they have not been factored into the financial projections. June 1999 and June 2000 year-to-date gross sales were nine hundred sixty nine seven hundred fifty three dollars ($969,753) and one million six hundred twenty thousand two hundred eleven ($1,620,211). In order to accomplish this objective, management must execute in the following areas: 1) Operations and
2) Sales.

Operations Overview

         For the purpose of this document, "Operations" shall refer to the integrated utilization of the following resources:

*         financial management
*         accounting department
*         inventory management
*         management information services
*         manufacturing
*         distribution of products (shipping & freight management)
         Since the inception of the business, management has maintained a policy that during the early growth years of Golden Choice, any operation that can be subcontracted will be subcontracted. This gives Golden Choice limited exposure to labor costs and greater flexibility in carrying out its business plan. In all operational areas, this provides Golden Choice with complete services, from proven professionals, at reduced costs rather than increased staffing costs that are not practical at this time, thereby protecting Golden Choice's profit margin.

         Of particular concern are the areas of manufacturing and distribution of product. These two strategic areas are the most likely to impact Golden Choice, in terms of capital resources and its ability to meet its customer's demands for on-time deliveries. By sub-contracting its manufacturing, cost of goods sold becomes a fixed cost, thereby requiring less investment in production assets.

         Similarly, a full-service associate, experienced and proficient in all aspects of the transportation industry provides delivery and distribution of products. Although this service may initially cost marginally more than in-house employees may, it allows management the time to concentrate on growth and administrative needs.

         See the section "Associates" for a discussion of these sub-contractors. At this time, each "associate" has the capacity to handle the expected rate of growth. As growth increases, management can expand as needed. Golden Choice's ability to manufacture and deliver its products on a timely basis is of critical importance to Golden Choice and its customers. These systems give Golden Choice that capability.

         In considering the importance of these objectives; to reduce operating costs and at the same time to maintain the highest quality of services and expertise, Golden Choice has chosen the strategy of using sub-contractors where ever feasible. By using sub-contractors, Golden Choice is able to get the highest quality of service for a fixed cost, giving it the flexibility to make rapid business decisions, allowing for immediate expansion or reduction with little impact to the internal structure of Golden Choice. This strategy gives Golden Choice the ability to grow operationally at a rapid rate without the need for additional capital or personnel. It also makes it easier to manage and itegrate all of its resources. As an example, sales increase, management will select other co-packers, strategically located in areas of concentrated sales. This will reduce the cost of shipping, by selecting the manufacturer closest to the point of origination of the ordering customer, as well as, increasing Golden Choice's ability to make on-time-deliveries. This alone will lead to better customer service. As a result of the lower freight costs and the fixed cost of production Golden Choice will be able to sell its products at a reduced cost to its customers, thereby enabling the stores to sell to the ultimate consumer at a lower price. This lower price should also expand the number of consumers that can afford to purchase products. By using the service of multiple co-packers, Golden Choice will not be faced with the additional overhead resulting from the variable costs associated with owning its own plant or having to provide the capital to acquire its own facility. Another great benefit is the fact that Golden Choice will be able to keep finished goods inventory at a minimum because of the shortened shipping times and being nearer to the customer and will provide other advantages which will
further  reduce  costs.   This can be accomplished without the expenditure of
any additional capital.

Associates

         Software Business Solutions (SBS) is a fourteen-year-old company that helps businesses grow through information technology. It is a full service accounting and management information services (mis) firm. It brings together, state of the art in computing power and software, and matches these elements to the financial, accounting, sales, and marketing needs of its clients. One of SBS's major functions is to keep Golden Choice at the leading edge of technology as well as maintaining all sales and marketing software and internet presence. Until June 30,2000, SBS also provide financial management and accounting for Golden Choice. SBS is paid on an hourly basis. As of July 1, 2000, Golden Choice has hired a full-time CPA to handle these responsibilities

         Meredoc Transportation Services (MTS) is a freight consolidator and carrier agency that operates throughout Canada and the United States. It is aligned with most major common carriers and contract carriers to meet all shipping needs. Each carrier has been qualified for their utmost reliability, professionalism, and customer driven philosophies. MTS matches Golden Choice's specific shipping requirements with the right carrier for the job. MTS specializes in excellent customer service, coordinating pick-ups and follow through, to destination, to ensure that the customer receives the merchandise on time, in good condition and at the lowest available cost.
MTS handles all types of transportation needs, from the simplest move to the most complex intermodal requirement. MTS is linked to Golden Choice from the time an order is received until the shipment has been delivered. Additionally, MTS coordinates inventory availability with the manufacturer. Golden Choice and MTS operate under a verbal agreement that is cancelable at anytime. Golden Choice pays MTS a flat monthly fee and a percentage of the actual freight cost.

            As noted previously, Currently Golden Choice uses the service of an unrelated co-packer. This facility is organic; kosher; and A.I.B. certified and inspected. AMF has extensive lab facilities and quality assurance capabilities on site. It also provides centralized warehouse and distribution capabilities. AMF is ready for the expected expansion from growth in sales of "G.O.T. Fries TM and plant personnel have already been trained and are prepared for increased production. To the benefit of Golden Choice, AMF produces at a fixed cost regardless of the quantity ordered. There are no contracts in force with AMF. AMF purchases all raw ingredients, while Golden Choice purchases film and corrugated.

Sales Overview

         Golden Choice will focus the sale of its products in the following market segments:

*         retail (grocery chains, food markets, & drug stores)
*         mass merchandisers
*         food service (sandwich shops, arenas, stadiums, etc.)
*         vending and convenience stores
*         club stores

         Management expects Golden Choice's growth to come primarily from retail, mass merchandisers and food service. Golden Choice, originally, had entered into arrangements with two national sales organizations:
ABNetwork and Vend Brokers Association.   Golden Choice soon determined
that national organizations were structured in such a fashion that did not give flexibility in assigning accounts in the various market segments and geographic regions. Golden Choice is currently pursuing sales to its existing and potential customers through direct sales and through individual brokers with experience in selected market segments and with strong corporate ties in specific geographical regions. At the same time, Golden Choice is in the process of hiring 2 to 3 regional sales managers to make direct sales calls and to grow the broker networks in the various market segments. The brokers that agree to represent Golden Choice receive compensation in the form of commissions on net sales. All of these agreements can be terminated within 30 days by either party. Management has presented "G.O.T. Fries tm" to many major retailers such as Target Stores, K-Mart, Southland, Wal-Mart and many other grocery chains. The aforementioned Companies, although they have all become customers of Golden Choice, are not representative of its customer base. Golden Choice's customer base is comprised of snack distributors and all sizes of retail outlets. In fiscal year 2000 over 65% of Golden Choice's sales were to the retail segment of the industry. Publix Supermarket's represented over 10% of Gross Sales during fiscal year 2000. It should be noted from the following table, that vending and convenience sale have dropped between fiscal year 1999 and fiscal year 2000. During fiscal year 1999, Golden Choice used sales to vending customers as a means to get some quick product exposure and to advertise G.O.T. Fries introduction. Many of these sales were made at a loss or very low profit margin. During fiscal year 2000, Golden Choice decided to sell less vend product at these lower prices because of the increase in retail exposure.

         The following table provides a breakdown for the last 2 fiscal years by product and market segment.
----------------------------------------- ---------------- -------------

Gross Sales by Market Segment and
Product type
----------------------------------------- ---------------- -------------

                                          Fiscal Year      Fiscal Year
                                          ended 2000       ended 1999

G.O.T. Fries

     Retail                               $1,072,402       $200,334
     mass merchandisers                   $27,125          $4,906

     food service                         $121,720         $89,437

     vending & convenience                $357,300         $599,277

     club stores                          $41,664          $27,342

Rice Snax

     Retail                               $0               $46,457
----------------------------------------- ---------------- -------------

Total Gross Sales                         $1,620,211       $967,753
----------------------------------------- ---------------- -------------


The Market

         As discussed earlier, every segment of retail is a target market for Golden Choice Foods. The most significant is the grocery industry; which is one of the largest and most competitive business sectors in our economy. Like many businesses, consolidation has been the operative word in the last few years. Of the total retail grocery business nationally, of two hundred and fifty billion dollars ($250,000,000,000), the top ten chains represent forty percent (44%) or one hundred and ten billion dollars ($110,000,000,000). Likewise, the suppliers or vendors to the retail trade are also merging. The result is that many of the consumer identifiable brands are part of large national and multi-national companies, all competing for the precious selling space provided by the retail trade. While Fortune 500 companies own many of the "household" names, over twenty thousand (20,000) different companies are represented in the average supermarket. The grocery business is truly a multi-varied, multi-opportunistic, and entrepreneurial microcosm of the American economy.

         Within the consumer goods retail business, the snack food industry is one of the largest and highest volume categories - a fifty billion-dollar ($50,000,000,000) business worldwide and over twenty billion dollars ($20,000,000,000) domestically. Growing at an annual rate of ten percent (10%), this "power" category is dominated by one multinational company. However, this dominance presents many opportunities. Because snack foods appeal to nearly every consumer, regardless of demographics, literally every type of retailer - grocery chains, gas stations, mass merchandisers, food service, vending machines, drug stores, military and club stores carries some snack selections. These retailers are on the lookout for more varied sources of supply, not wishing to be dependent upon the dominant company. Consumers, ever fickle, are constantly looking for new snacks to try because snacks are an impulse driven purchase. To put these dynamics into statistical perspective, a one-tenth of one percent (.1%) share of the snack business represents fifty million dollars ($50,000,000) in business. That spells opportunity!

Sales and Marketing Strategy

         Because the snack business is essentially an impulse business, aggressive sales and marketing techniques are mandatory. Golden Choice is making every effort to insure strong distribution, promotion and good placement of of "G.O.T. Fries TM". Golden Choice also plans to use various promotions and advertising to create consumer awareness and trial of the product. Once the consumer tries "G.O.T. Fries TM", Golden Choice is confident of repeat purchases.

         Every class of trade and channel of distribution has different merchandising and promotion requirements. For example, one major grocery chain may require an "every day low price" (edlp), while another, in the same market, may look for aggressive promotional support several times a year. Also, different classes of trade have different distribution or gross margin requirements. A "club" store works on a lower gross margin than a mass merchandiser; which works on a lower gross margin than a grocery store; which works on a lower gross margin than a chain drug store. Some accounts want the product shipped to their warehouse for them to distribute to the stores. Others require the product shipped directly to each store and stocked on the shelves by a third party. Golden Choice has developed a comprehensive and flexible pricing, distribution and promotion schedule that is tailored for each class of trade and channel of distribution..

         Retail

         Golden Choice feels the most significant volume opportunity lie with the retail segment. Golden Choice's goal is to get product placement in as many retail outlets as possible. It intends to accomplish this goal by increasing its sales representation in the retail industry, thereby, enabling Golden Choice to be in front of many grocery chains in a short period of time. Golden Choice has found that when the product is introduced to a buyer it has met with a very positive reaction and a large percentage of these buyers have agreed to give G.O.T. Fries placement in their stores.

         Vending

         The vending segment is a twenty two billion dollar ($22,000,000,000) industry with thousands of operators managing millions of vending machines. This is a good venue for G.O.T. Fries to achieve considerable advertising exposure. Golden Choice will continue to sell into this market segment, looking for opportunities to promote its products balancing the need for increased public exposure to the need to keep acceptable profit margins.

         Food Service

         This aspect of the business addresses schools, restaurants, hotels and in-plant facilities at major corporate centers. In total volume it is considerably larger than vending, and represents larger opportunities.
Golden Choice is in the process of structuring a plan to proceed in this market segment. At this time Golden Choice is leaning to the selection of regional and local brokers to reach the distribution networks necessary to penetrate this market segment.

        Competition

         First there is PepsiCo/Frito Lay, a twenty one billion dollar ($21,000,000,000) behemoth with approximately twenty five percent (25%) of the international snack food business and sixty percent (60%)of the domestic business. The other competitors represent an interesting mix.
For the most part they fall into two groups: 1) local or regional suppliers of the basic core snacks: potato chips, tortilla chips, popcorn, pretzels or cheese puffs or 2) specialty companies, that provide much of the same basic products and shapes with different ingredients. Examples of these would be pasta, carrot, terra, and multi-grain chips. These two groups have produced a wide variety of choices to an increasing array of consumers. The established brands maintain their traditional market share, but the consumer clamors for something new.

         Therefore, there is no specific brand, product, or group of products that compete directly with "G.O.T. Fries TM". Although every product in the snack isle represents competition for the consumers' dollar, "G.O.T. Fries TM" appeals to both french fry and potato chip consumers giving it a positive advantage on the snack isle. "G.O.T. Fries TM" essentially is a new product to the snack category in all market segments. At this time it would generally be considered a new brand with growing brand awareness. It is competitively positioned in terms of pricing in all market segments.

         "G.O.T. Fries TM" is packaged in a very attractive and appealing bag. The main goal of Golden Choice from a competitive standpoint is to get good product placement in all market segments, either on an end of isle display or isle level shelf placement. Since "G.O.T. Fries TM" is new to most consumers, it is important for it to be placed where it can easily be seen until it acquires brand recognition. It has been shown that where the product is placed in a display easily seen by the consumer, that it has sold very well, such as in Pulbix Stores. Golden Choice also is relying on in store demonstrations to help drive the consumer to become aware of the product. This has worked very well for Golden Choice in stores such as Costco, where the product sells extremely well when it is being demonstrated. Golden Choice has also offered free product to customers of some chains to develop product awareness. As sales grow and capital permits, Golden Choice plans to begin media advertising in print, radio, and television. At this time no such programs have been undertaken by Golden Choice.

Employees

         Many of Golden Choice's operations are conducted through the use of independent contractors. Independent contractors perform such duties as selling, manufacturing, shipping and computer services. Because of this policy, Golden Choice has only four full time employees and no part time employees.

Government regulations

         As a developer and distributor of food products, Golden Choice is subject to the "Federal Food, Drug and Cosmetic Act" and regulations promulgated thereunder, by the Food and Drug Administration ("FDA"). This comprehensive regulatory agency governs the manufacture (including composition and ingredients), labeling, packaging and safety of food. The FDA regulates manufacturing practices for foods through its current "good Manufacturing practices" regulations, specifies the standards of identity of certain foods, including the products sold by Golden Choice. It also stipulates the format and content of specific information mandatory on food product labels.

         In addition, the FDA enforces the Public Health Service Act, which regulates conduct required in preventing the transmission or spread of communicable diseases. Golden Choice is also subject to state and local regulation, through the licensing of manufacturing facilities. State and local health agencies enforce standards for Golden Choice's products; and inspects Golden Choice's facilities; and regulate Golden Choice's trade practices.

         To monitor product quality, Golden Choice maintains quality control programs during all stages of processing. Management believes that Golden Choice's production and manufacturing practices comply with applicable government regulations.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   The following discussion and analysis should be read in conjunction with the information set forth in the audited financial statements for the years ended June 30, 2000 and June 30 1999 and with the information set forth in the unaudited financial statements as of December 31, 2000 and for the three month and six month periods ended December 31, 2000 and 1999.

Golden Choice was formed in April 1996 in the state of Delaware and was re-domiciled in the state of Nevada on June 1, 2000. Golden Choice is engaged in development, marketing and sales of snack food products. Sales of its snack-food products commenced in fiscal year 1997.

   Golden Choice's products for the past twenty nine months have consisted of its potato based snack-food called "G.O.T. FriesTM". These products are produced to Golden Choice's specifications by third party food processors (co-packers). Individual product bags and shipping boxes are designed by Golden Choice and provided to the co-packers.
Golden Choice currently produces its products in southern California. In general, the co-packer produces, packs, and warehouses the product while Golden Choice maintains responsibility for shipping.

Golden Choice is concentrating its efforts on the sales and distribution of "G.O.T. FriesTM" through retail grocery chains, mass merchandisers, food service outlets, vending and convenience outlets and club stores. It is the intention of Golden Choice to continue to introduce new products into the market place providing that Golden Choice has the necessary capital resources to make such introductions.

Plan of Operations

   Under current operating conditions, management believes that Golden Choice's sources of cash are sufficient to last for the next twelve months. For Golden

Choice to continue to grow its sales it will need to raise additional capital. Obtaining product placement in the retail market segment requires the payment of slotting fees. Increasing the capital available for slotting fees will enable Golden Choice to increase sales on a more rapid basis. Hence, Golden Choice plans to raise additional capital through a private stock offering over the next twelve months. This capital will be used to increase market penetration of "G.O.T. FriesTM" and to introduce new products into the market place. Golden Choice plans to introduce at least two new products in fiscal year 2001. If sufficient capital is raised, Golden Choice will likely introduce a third new product. Since the stated goal of Golden Choice is to be a developer of new products; management will continue to work on the creation of new, exciting potential products that Golden Choice may eventually introduce into the market place. Golden Choice plans on implementing a co-packing relationship in the eastern part to the United States sometime within the next six to nine months. Manufacturing at a new location has no impact on Golden Choice's liquidity, it will however, have a positive impact on the amount of freight paid by Golden Choice.

Results of Operations:

Comparison of 2000 to 1999
Net sales improved $528,456 to $1,338,731 or 65% over the prior year. This increase in sales was primarily due to the growth in sales of G.O.T. FRIES into the retail market segment coupled with a significant growth in Golden Choice's overall customer base.

Cost of sales for the year was $794,709, or 59% of sales. This represents an increase of $256,511, or 48% over the prior year. This rise in cost of sales was attributed primarily to increased volume.

   Selling Expenses were $463,956 or 35% of sales.This represents an increase of $166,178 or 56% over the prior year. This rise was primarily due to marketing costs incurred to support the growth in sales and due to an increase in expenditures for in-store demonstrations. Prior to fiscal year 1999, Golden Choice had incurred significant slotting fees (i.e. fees paid to retailers for shelf space). During 1999, Golden Choice phased out its existing product offering and stopped marketing to retailers that required high slotting fees. At this time, Golden Choice also developed a new product, G.O.T. FRIES. G.O.T. FRIES was introduced in fiscal year 1999.

   General and administrative expenses were $415,101, or 31% of sales. This represents an increase of $200,695, or 94% over the prior year. The major factor contributing to this rise in General and Administrative expenses was payroll and payroll related charges. Fiscal year 2000 was the first year that officers were compensated for their services. General and Administrative expenses decreased as a percentage of sales in fiscal year 1999 versus fiscal year 1998, because sales in 1999 were more than 300% higher than sales in 1998.

Other expense for the year was $2,842, or 0% of sales. This represents a decrease of $20,634, or 116% from other income of $17,792 in the prior year. Other income in fiscal year 1999 consists primarily of a credit received from a vendor to compensate for defective product sold to Golden Choice earlier in the year. Other expense during the current year consists of interest expense of $7,583 incurred on short term borrowings used to finance working capital needs. This interest expense was partially offset by interest and other miscellaneous income.

   For the year ending June 30, 2000, Golden Choice had a net loss of $339,477 compared to a loss of $215,091 in fiscal year 1999. The increase in the loss during the current year was due to the payment of officer salaries, partially offset by income generated by the growth in sales revenues.

    Results of Operations for the six-month periods ended December 31, 2000 and 1999:

Net Sales. Net sales for the six-month period ending December 31, 2000 compared to the six-month period ending December 31, 1999 increased approximately 21% from $530,050 to $642,633. This increase in sales was primarily due to the growth in sales of "G.O.T. FRIES"TM in the retail market and the mass merchandise market segments coupled with a continuing expansion of the Golden Choice's customer base.

Cost of Sales. The Cost of Sales for the six-month period ending December 31, 2000 was $352,706 or approximately 55% of net sales, as compared to $322,781 or approximately 61% of net sales for the six-month period ending December 31, 1999. This decrease in cost of sales was attributed primarily to a decrease of 6% in the cost of finished goods sold and to a reduction in warehouse storage and spoilage.

Selling Expenses. Selling expenses for the six-month period ending December 31, 2000 were $235,742 or approximately 37% of net sales, as compared to $193,009 or approximately 36% of net sales for the six-month period ending December 31, 1999. Selling expenses remained reasonably constant between the two periods.

General and Administrative expenses. General and Administrative expenses for the six-month period ending December 31, 2000 were $303,688 or approximately 47% of net sales, as compared to $192,880 or approximately 36% of net sales for the six-month period ending December 31, 1999. This increase in General and Administrative expenses was the result of the addition of an additional employee during the six-month period ending December 31, 2000 and to a bad debt expense of $59,583. This bad debt expense was taken when one of the Company's customers filed bankruptcy.

Other Income (Expense). Other Income for the six-month period ending December 31, 2000 compared to the six-month period ending December 31, 1999 increased from ($3,306) to $2,737. This interest earned was the result of excess cash being kept in an interest bearing money market account

Net Income (Loss). For the six-month period ending December 31, 2000, the Company had a net loss of $248,366 or $0.01 per share as compared to a net loss of $181,926 or $0.01 per share for the six-month period ending December 31, 1999. The loss increased from approximately 34% of net sales for the six-month period ending December 31, 1999 to approximately 39% of net sales for the six-month period ending December 31, 2000. This increase in net loss was primarily due to the increase in general and administrative expense of over $100,000 during the six-month period ending December 31, 2000.

Results of Operations for the three-month periods ended December 31, 2000 and 1999.

Net Sales. Net sales for the three-month period ending December 31, 2000 compared to the three-month period ending December 31, 1999 decreased approximately 34% from $253,740 to $167,930. This decrease in net sales resulted from Golden Choice not receiving a sales order for a Super Bowl promotion that it had received in the prior period. Golden Choice did not lose the customer for future sales, however, the competition for display space for the Super Bowl promotion was very competitive.

Cost of Sales. The Cost of Sales for the three-month period ending December 31, 2000 were $105,097 or approximately 63% of net sales, as compared to 151,811 or approximately 60% of net sales for the three-month period ending December 31, 1999. The increase in cost of sales was primarily the result of a 13% increase in cost of finished goods sold for the three-month period ending December 31, 2000.

Selling Expenses. Selling expenses for the three-month period ending December 31, 2000 were $53,146 or approximately 32% of net sales, as compared to $88,727 or approximately 35% of net sales for the three-month period ending December 31, 1999. Selling expenses and its percentage of sales both decreased for the period ending December 31, 2000. This was due primarily to the fact that no Slotting fees were paid, no sales shows were attended, and sales travel was decreased by almost $10,000 for the three-month period ending December 31, 2000.

General and Administrative expenses. General and Administrative expenses for the three-month period ending December 31, 2000 were $165,593 or approximately 99% of net sales, as compared to $96,942 or approximately 38% of net sales for the three-month period ending December 31, 1999. This increase in General and Administrative expenses was the result of the addition of an additional employee, the increase in bad debt of approximately $51,000 and an increase in rent during the three-month period ending December 31, 1999.

Other Income (Expense). Other Income for the three-month period ending December 31, 2000 compared to the three-month period ending December 31, 1999 increased from ($3,138) to $1,063. This interest earned was the result of excess cash being kept in an interest bearing money market account

Net Income (Loss). For the three-month period ending December 31, 2000, the Company had a net loss of $156,443 or $0.008 per share as compared to a net loss of $86,878 or $0.005 per share for the three-month period ending December 31, 1999. The increase in net loss was primarily the result of an increase in general and administrative while sales decreased for the three-month period ending December 31, 2000.

Liquidity and Capital Resources
Since its inception, Golden Choice has financed its cash requirements from cash generated from operations, the sale of equity securities, vendor lines of credit and long-term and short-term debt. Golden Choice's principal sources of liquidity as of December 30, 2000 consisted of approximately $104,351 in cash and cash equivalents and $120,214 in Accounts Receivable.

Total assets increased from $555,176 as of the six-month period ended December 31, 1999 to $597,162 for the six-month period ended December 31, 2000. This increase of approximately 7.5% was due to a decrease in Account Receivable of $94,140, an increase in inventories of $68,357 and an increase in cash of $68,996.

Total liabilities decrease from $570,946 as of the six-month period ended December 31, 1999 to $296,800 for the six-month period ended December 31, 2000. The decrease in accounts payable of $118,213, the decrease in accrued liabilities of $38,843, and the decrease in notes payable of $117,090 accounted for most of the difference.

The Total Shareholders Equity increased from a deficit of $16,346 for the six-month period ended December 31, 1999 to an equity of $300,362 for the six-month period ended December 31, 2000.

Management is of the opinion that Golden Choice's current sources of cash are sufficient to maintain current business operations for the ensuing twelve months. Golden Choice intends, prior to the end of the twelve months, to raise additional capital through another private stock offering in order to grow its business.

Certain Trends and Uncertainties:
Golden Choice has in the past and may in the future make forward-looking statements. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those predicted. Such risks and uncertainties include, but are not limited to the following:

Commodity Prices and Competition:
Golden Choice is subject to market risk with respect to the cost of commodities, because Golden Choice's ability to recover increased costs through higher pricing may be limited by the competitive environment in which it operates. The markets for Golden Choice's products are characterized by frequent new product introductions. Golden Choice's future success is dependent upon the timely completion and introduction of new products at competitive prices and quality levels. In addition, Golden Choice must respond to competitors in Golden Choice's markets. If Golden Choice is not able to make timely introduction of new products, increase market share of existing products, or to respond effectively to competition, its business and operating results could be adversely affected.

Raw Materials and Other Supplies:
The snack food industry has ample manufacturing capacity and is expected to continue to do so in the future. The prices Golden Choice pays for its raw materials are subject to fluctuation. When prices increase, Golden Choice may or may not be able to pass on such increases to its customers. Golden Choice's results of operations could be adversely affected if its raw material suppliers are unwilling or unable to supply a timely and sufficient supply of product to Golden Choice and if Golden Choice is unable to pass on price increases to its customers.

Freight Costs:
The cost to ship product is the single most important cost to reduce. Golden Choice must continue to find new and cost effective ways to reduce its freight costs. Golden Choice must continue to manufacture as close as possible to its customers and manage orders that are less than truckload in size. If Golden Choice is not able to reduce these costs; its business and operating results could be adversely affected

                            PROPERTIES

         Third party contractors produce and ship the products of Golden Choice. Accordingly, the only facilities utilized by Golden Choice are 500 square feet of office space located at 180 Newport Center Drive, Suite 180, Newport Beach, California. Golden Choice occupies the space pursuant to a lease agreement in which the lease is renewed annually. Golden Choice believes that if it should ever lose the lease, it would not be difficult to obtain a comparable and satisfactory office location.

        MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         There is no public trading market for the common stock. There are outstanding options to purchase 3,750,000 shares of common stock at a price of $0.25 per share and options to purchase 2,350,000 shares of common stock at a price of $.75 per share. 326,666 shares of common stock presently outstanding may be sold without restriction because it was issued pursuant to Rule 504 during time periods when Rule 504 allowed for the issuance of shares which would not be restricted by Rule 144. 9,250,000 shares of common stock presently outstanding may be sold with restriction pursuant to Rule 144(k) promulgated under the Securities Act of 1933, and 6,579,300 shares may be sold subject to complying with all of the terms and conditions of Rule 144, except the one-year holding period which has been satisfied. Golden Choice has agreed to register 2,638,908 common shares for certain existing shareholders. Golden Choice is not planning a registered offering at the present time for the sale of non-issued shares.

          Since its inception, no dividends have been paid on Golden Choice's common stock. Golden Choice intends to retain any earnings for use in its business activities, so it is not expected that any dividends on the common stock will be declared and paid in the foreseeable future. At March 12, 2001, there was approximately 165 holders of record of Golden Choice's
Common Stock.

                        Executive Compensation

         Following is a summary compensation table detailing compensation information for all of the officers of Golden Choice.




                                    Annual Compensation
                              ---------------------------------------------
                                                              Other Annual
Name                        Title         Year  Salary  Bonus Compensation
-----------------------  --------------   ---- -------  ----- ------------
Joseph R. Rodriguez, Jr. President, CEO   2000 $50,000  $3,700      0
                                          1999     0       0        0
                                          1998     0       0        0

Richard Damion, Chairman                  2000 $50,000  $3,700      0
                                          1999     0       0        0
                                          1998     0       0        0

A.R. Grandsaert,President (1)             2000 $50,000 $10,000      0
                                          1999     0       0        0
                                          1998     0       0        0


                                   Long Term Compensation
                              ----------------------------------------------
                                             Stock                 Other
                              Restricted     Options/    LTIP      Compen-
Name              Title       Stock Awarded  SARs(#)    payouts($) sation
----------------- ----------  ------------- ----------- --------- ----------
Joseph R.         President &
Rodriguez, Jr.    CEO               $0        500,000      0          0

Richard Damion    Chairman           0        500,000      0          0

A.R. Grandsaert(1)President          0      1,350,000      0          0

           (1) Mr. Grandsaert who was serving as president at the end of the last fiscal year resigned as an officer and director of Golden Choice in November, 2000 and is now a consultant to Golden Choice.

         The following table provides information concerning individual grants of stock options made during the last completed fiscal year to the officers of Golden Choice.
------------------------------------------------------------------------------

                             Options/SAR Grants in last Fiscal Year
                                      (Individual grants)
------------------------- ---------- ----------- -------------- -------------
                          Number of  Percent of
                          Securities Total opt-
                          Underlying ions/SARs
                          Options/   granted to   Exercise or     Expiration
                          SARs       employees in Base Price        Date
Name and Title            granted(#) fiscal year ($/ per share)
------------------------- ---------- ----------- -------------- ------------
Joseph R. Rodriguez, JR CEO  500,000      21%    $0.75         July 31, 2009
Richard Damion Chairman      500,000      21%    $0.75         July 31, 2009
A.R. Grandsaert Pres.   (1)1,350,000      58%    $0.75         July 31, 2009
------------------------------------------------------------------------------
                           2,350,000
------------------------------------------------------------------------------

            (1) Mr. Grandsaert who was serving as president at the end of the last fiscal year resigned as an officer and director of Golden Choice in November, 2000 and is now a consultant to Golden Choice.

            Golden Choice has entered into employment contracts with Mr. Rodriquez and Mr. Damion. Pursuant to the contracts each officer is entitled to gross salary of $10,000 per month, family medical insurance, six weeks vacation per year and life insurance in the face amount of $1,000,000.

                        FINANCIAL STATEMENTS

              Golden Choice Foods Corporation

                          (Unaudited)

                As of December 31, 2000 and
         For the Three and Six Month Periods Ended
                 December 31, 2000 and 1999

                Golden Choice Foods Corporation

              Index to the Financial Statements
                         (Unaudited)

                 As of December 31, 2000 and
          For the Three and Six Month Periods Ended
                  December 31, 2000 and 1999
------------------------------------------------------------------

Financial Statements of Golden Choice Foods Corporation (Unaudited):

     Balance Sheet, December 31, 2000 ............................   1

     Statements of Operations For the Three and
     Six Month Periods Ended December 31, 2000 and 1999 ..........   2

     Statement of Shareholders' Equity For the Six
     Month Period Ended December 31, 2000 and for
     the Year Ended June 30, 2000 ................................   3

     Statement of Cash Flows For the Six Month
     Periods Ended December 31, 2000 and 1999 ....................   4

Notes to the Financial Statements (Unaudited) ....................   5

                Golden Choice Foods Corporation

                        Balance Sheet

                         (Unaudited)

                      December 31, 2000

                           ASSETS

Current assets:
   Cash and equivalents                                     $   104,351
   Trade accounts receivable, net of allowance for
     doubtful accounts of $68,000                               107,612
   Inventories                                                  326,598
   Prepaid expenses                                               2,165
                                                          -------------
Total current assets                                            540,726
   Note receivable from officer                                  12,602
   Property and equipment, net                                   11,265
   Intangible assets, net                                         7,134
   Other assets                                                  25,435
                                                          -------------
       Total assets                                       $     597,162
                                                          =============

             LIABILITIES AND SHAREHOLDERS'  EQUITY


Current liabilities:
   Accounts payable                                       $     285,715
   Accrued liabilities                                           11,085
                                                          -------------
       Total liabilities                                        296,800
                                                          -------------
Commitments and contingencies

Shareholders' equity
   Common stock; $0.001 par value; 10,000,000 shares
     authorized; 18,623,274  shares issued and
     outstanding at December 31, 2000.                           18,623
Additional paid-in capital                                    2,095,120
Accumulated deficit                                          (1,813,381)
                                                          -------------
Total shareholders' equity                                      300,362
                                                          -------------
Total liabilities and shareholders' equity                $     597,162
                                                          =============

The accompanying notes are an integral part of the financial statements.
                                1

                 Golden Choice Foods Corporation
                Statement of Shareholders' Equity

                           (Unaudited)

         For the Six Month Period Ended December 31, 2000
               And For the Year Ended June 30, 2000
---------------------------------------------------------------------------
                                             Amount
                                             Receiv-
                                             able
                                      Addi-  From                     Total
                                     tional  Officer       Accumu-    Share-
                  Common  Common    Paid-in  on Common      lated  holders'
                  Shares   Stock    Capital  Stock        Deficit    Equity
              ---------- -------  ---------  --------- ----------  --------
Balance,
June 30, 1999 17,056,366 $17,056 $1,159,937  $   (975)$(1,225,538) $(49,520)

 Payment of a
  receivable
  arising from
  the issuance
  of stock             -       -          -       975           -       975

 Shares issued
  in a private
  placement,
  net of the
  effect of
  186,142 shares
  and the fair val-
  ue of 400,000
  options issued
  as commissions
  and cash commis-
  sions of
  $98,825      1,566,908   1,567    935,183         -           -   936,750

 Net loss              -       -          -         -    (339,477) (339,477)
              ---------- -------  ---------  --------- ----------  --------
 Balance,
  June 30,
  2000        18,623,274  18,623  2,095,120         -  (1,565,015)  548,728

 Net loss              -       -          -         -    (248,366) (248,366)
              ---------- -------  ---------  --------- ----------  --------

 Balance,
  December
  31, 2000    18,623,274 $18,623 $2,095,120         - $(1,813,381) $300,362
              ========== =======  =========  ========= ==========  ========


 The accompanying notes are an integral part of the financial statements.
                                2

                 Golden Choice Foods Corporation

                     Statements of Operations

                           (Unaudited)

              For the Three and Six Month Periods
               Ended December 31, 2000 and 1999

                            For the Three Month            For the Six Month
                      Periods Ended December 31,   Periods Ended December 31,
                      -------------------------    -------------------------
                             2000          1999           2000          1999
                             ----          ----           ----          ----
Net sales                $167,930      $253,740       $642,633      $530,050
Cost of sales             105,097       151,811        352,706       322,781
                         --------      --------       --------      --------
   Gross profit            62,833       101,929        289,927       207,269
Selling expenses           53,146        88,727        235,742       193,009
General and admini-
 strative expenses        165,593        96,942        303,688       192,880
                         --------      --------       --------      --------
   Loss from opera-
     Tions               (155,906)      (83,740)      (249,503)     (178,620)
                         --------      --------       --------      --------

Other income (expense):
  Interest expense              -        (3,217)             -        (3,682)
  Interest income           1,063            79          2,737           376
                         --------      --------       --------      --------
                            1,063        (3,138)         2,737        (3,306)
                         --------      --------       --------      --------

Loss before provision
 for income taxes        (154,843)      (86,878)      (246,766)     (181,926)
Provision for income
 Taxes                      1,600             -          1,600             -
                         --------      --------       --------      --------
Net loss                $(156,443)     $(86,878)     $(248,366)    $(181,926)
                        =========      ========      =========     =========
  Net loss per
   share, basic
   and diluted          $    0.01)            -      $   (0.01)    $   (0.01)

  The accompanying notes are an integral part of the financial statements
                                           3

                Golden Choice Foods Corporation

                    Statement of Cash Flows
                          (Unaudited)

 For the Six  Month Periods Ended December 31, 2000 and 1999

                                                    For the Six Month
                                                Periods Ended December 31,
                                                --------------------------
                                                        2000          1999
Cash flows from operating activities:
   Net loss                                        $(248,366)    $(181,926)
    Adjustments to reconcile net loss to
    net cash used by operating activities:
      Depreciation                                     2,594         1,084
      Amortization                                     1,121           688
      Provision for losses on trade
        accounts receivable                           59,583         8,000
    Decrease (increase) in assets:
      Trade accounts receivable                       72,579      (102,443)
      Inventories                                   (142,321)      (89,938)
      Prepaid expenses                                   807        25,711
      Other assets                                    (7,215)       14,440
    Increase (decrease) in liabilities:
      Accounts payable                                13,793        66,069
      Accounts payable, related party                      -       (10,758)
      Accrued liabilities                            (22,164)       24,520
                                                   ----------    ---------
Net cash used in operating activities               (269,589)     (244,553)
                                                   ----------    ---------
Cash flows provided by (used in) investing
  activities:
    Acquisition of intangible assets                       -          (300)
    Purchases of property and equipment               (3,900)         (657)
    Increase of notes receivable from officer         (3,588)       (2,500)
                                                   ----------    ---------
Net cash provided by (used in) investing
  Activities                                          (7,488)       (3,457)
                                                   ----------    ---------
Cash flows provided by (used in) financing
  activities:
    Payment on a notes payable to officers                 -       (19,500)
    Proceeds from issuance of notes payable                -        83,500
    Proceeds from the issuance of common stock             -       215,100
                                                   ----------    ---------
Cash provided by financing activities                      -       279,100
                                                   ----------    ---------

Net increase (decrease) in cash                     (277,077)       31,090
Cash and equivalents at beginning of year            381,428         4,265
                                                   ----------    ---------
Cash and equivalents at end of year                 $ 104,351    $  35,355
                                                   ==========    =========


            Supplemental Disclosures of Cash Flow Information

Interest paid                                               -            -
Income taxes paid                                           -            -

The accompanying notes are an integral part of the financial statements.
                                4

                  Golden Choice Foods Corporation
                   Notes to Financial Statements
                            (Unaudited)
                    As of December 31, 2000 and
                For the Three and Six Months Periods
                  Ended December 31, 2000 and 1999

1.   Basis of Presentation
     ---------------------

     In the opinion of the Golden Choice Foods Corporation (the "Company"), the accompanying unaudited condensed financial statements contain all adjustments, consisting of only normal recurring adjustments, except as noted elsewhere in the notes to the condensed financial statements, necessary to present fairly its financial position as of December 31, 2000, the results of its operations for the three and six month periods ended December 31, 2000 and 1999, the related statement of shareholders' equity for the six month period ended December 31, 2000 and the year ended June 30, 2000 and the related statements of cash flows for the six month periods ended December 31, 2000 and 1999. These statements are condensed and therefore do not include all of the information and footnotes required by generally accepted accounting principals for complete financial statements. The statements should be read in conjunction with the financial statements and footnotes included in the Company's Annual Report for the year ended June 30, 2000. The results of operations for the six months ended December 31, 2000 are not necessarily indicative of the results to be expected for the full year.

2.   Description of the Company's Business
     -------------------------------------

     The Company was a Delaware corporation, and was formed in April 1996 to engage in the marketing and sales of snack food products. On June 1, 2000, the Company was redomiciled in the State of Nevada. Sales of the Company's snack food products commenced in fiscal year
     1997.

The Company has concentrated its efforts on the marketing and sales of its potato-based snack food called "G.O.T. Fries". All products are produced to Company specifications by a third party food processor ("co-packer"). Individual product bags and shipping boxes are designed by the Company and provided to the co-packers located in Chicago, Illinois and San Bernardino, California, to package product orders. In general, the co-packer produces, packs, and warehouses the finished products, until they are shipped to the customers. During the six month period ended December 31, 2000, the Company discontinued the use of the services of the co-packer located in Chicago, Illinois and now only utilizes the co-packer in California.

3.   Research and Development
     ------------------------

     Research and development costs are expensed as incurred. For the three month periods ended December 31, 2000 and 1999, these costs were $163 and $14,398, respectively. For the six month periods ended December 31, 2000 and 1999, these costs were $306 and $14,398, respectively.

4.   Income Taxes
     ------------

     Reconciliation of the effective tax rate used in the provision for income taxes to the U.S. statutory rate is as follows:

                                                For the Three Month
                                         Periods Ended December 31,
                                         --------------------------
                                                  2000         1999
                                                  ----         ----
Tax expense at U.S. statutory rate               (34.0)%      (34.0)%
State tax provision                                0.0          0.3
Other                                              0.4          0.4
Change in valuation allowance                     33.6         33.6
                                                  ----         ----
  Effective income tax rate                       0.0%         0.3%
                                                  ====         ====

                  Golden Choice Foods Corporation
                   Notes to Financial Statements
                            (Unaudited)
                    As of December 31, 2000 and
                For the Three and Six Months Periods
                  Ended December 31, 2000 and 1999

4.   Income Taxes Continued
     ----------------------

                                                  For the Six Month
                                         Periods Ended December 31,
                                         --------------------------
                                                  2000         1999
                                                  ----         ----
Tax expense at U.S. statutory rate               (34.0)%      (34.0)%
State tax provision                                0.6          0.3
Other                                              0.4          0.4
Change in valuation allowance                     33.6         33.6
                                         -------------  -----------
Effective income tax rate                          0.6%         0.3%
                                         =============  ===========

5.   Contingencies
     -------------

     Lack of Insurance Coverage

In previous years, the Company had operated without the benefit of general and products liability insurance coverage other than that provided by its co-packers to certain of the Company's larger customers. During fiscal year 2000, the Company was named as an additional insured with respect to general liability, on the general liability policies of its two co-packers, and believes that this provides adequate insurance coverage for the Company. If

     Lack of Insurance Coverage, Continued

the Company is held responsible for acts or events that are normally covered by general and product liability insurance that occurred during the uninsured period, it could have an adverse effect on operating results.
Management has no knowledge of the existence of any such act or event that may have occurred during the uninsured period. The at-risk period varies by state based on each state's statute of limitation period.


6.	Loss Per Share
      --------------

Basic and diluted loss per common share has been computed by dividing the loss available to common shareholders by the weighted-average number of common shares for the period.

The computations of basic and diluted loss per common share are as follows:

                                                For the Three Month
                                         Periods Ended December 31,
                                         --------------------------
                                                  2000         1999
                                                  ----         ----
Basic loss per common share:
  Net loss                                $   (156,443) $   (86,878)
  Weighted-average shares -
    basic and diluted                       18,623,274   17,376,854
                                         -------------  -----------
Basic and diluted loss per common share   $      (0.01) $         -
                                         =============  ===========

                  Golden Choice Foods Corporation
                   Notes to Financial Statements
                            (Unaudited)
                    As of December 31, 2000 and
                For the Three and Six Months Periods
                  Ended December 31, 2000 and 1999

6.   Loss Per Share, Continued
     -------------------------
                                                  For the Six Month
                                         Periods Ended December 31,
                                         --------------------------
                                                  2000         1999
                                                  ----         ----

Basic loss per common share:
     Net loss                             $   (248,366) $  (181,926)
     Weighted-average shares -
       basic and diluted                    18,623,274   17,318,210
                                          ------------  -----------
     Basic and diluted loss per
       common share                       $      (0.01) $     (0.01)
                                          ============  ===========

The effect of the potentially dilutive securities listed below was not included in the computation of diluted loss per share, because to do so would have been antidilutive for the periods presented.

                                                For the Three Month
                                         Periods Ended December 31,
                                         --------------------------
                                                  2000         1999
                                                  ----         ----
Shares of common stock issuable under:
     Employee stock options                  6,100,000    3,650,000
     Nonemployee stock options                 400,000      100,000
                                          ------------  -----------
                                             6,500,000    3,750,000
                                          ============  ===========

                                                  For the Six Month
                                         Periods Ended December 31,
                                         --------------------------
                                                  2000         1999
                                                  ----         ----
Shares of common stock issuable under:
     Employee stock options                  6,100,000    3,650,000
     Nonemployee stock options                 400,000      100,000
                                          ------------  -----------
                                             6,500,000    3,750,000
                                          ============  ===========
                                7

                      Financial Statements


              As of June 30, 2000 and 1999 and for
    Each of the Two Years in the Period Ended June 30, 2000


                Golden Choice Foods Corporation

               Index to the Financial Statements

             As of June 30, 2000 and 1999 and for
   For Each of the Two Years in the Period Ended June 30, 2000
--------------------------------------------------------------------------


     Report of Independent Auditors ................................... 25

     Financial Statements of Golden Choice Foods:

          Balance Sheets, June 30, 2000 and 1999 ...................... 26

          Statements of Operations For Each of the
            Two Years in the Period Ended June 30, 2000 ............... 28

          Statements of Shareholders' Equity For
            Each of the Two Years in the Period Ended June 30,
            2000 ...................................................... 29

          Statements of Cash Flows For Each of the Two Years
            in the Period Ended June 30, 2000 ......................... 30

Notes to the Financial Statements ..................................... 32

                 REPORT OF INDEPENDENT AUDITORS




To the Board of Directors
Golden Choice Foods Corporation

We have audited the accompanying balance sheets of Golden Choice Foods Corporation as of June 30, 2000 and
1999 and the related statements of operations, shareholders' equity and cash flows for each of the two years in the period ended June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Golden Choice Foods Corporation as of June 30, 2000 and 1999, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 2000, in conformity with generally accepted accounting principles.


/s/ Kelly & Company

Kelly & Company
Newport Beach, California
September 26, 2000

                Golden Choice Foods Corporation

                        Balance Sheet

                   June 30, 2000 and 1999

--------------------------------------------------------------------------




                            ASSETS


2000	1999
                                                   ----               ----

Current assets:
     Cash and equivalents                    $  381,428         $    4,265
     Trade accounts receivable, net             239,774            122,624
     Inventories                                184,277            168,303
     Prepaid expenses                             2,972             28,808
                                             ----------         ----------

        Total current assets                    808,451            324,000

Notes receivable - related parties                9,014             19,888
Property and equipment, net                       9,959              2,737
Intangible assets, net                            8,255              5,511
Other assets                                     18,220             26,035
                                             ----------         ----------
        Total assets                         $  853,899         $  378,171
                                             ==========         ==========


  The accompanying notes are an integral part of the financial statements.

                  Golden Choice Foods Corporation

                           Balance Sheets

                       June 30, 2000 and 1999

--------------------------------------------------------------------------



         LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

                                                     2000             1999
                                                     ----             ----
Current liabilities:
     Accounts payable                          $  271,922       $  324,706
     Account payable to a shareholder                   -           22,365
     Accrued liabilities                           33,249           19,108
     Note payable - current portion                     -           15,000
     Notes payable, related
       party-current portion                            -           22,000
     Other current liabilities                          -           14,512
                                               ----------       ----------

        Total current liabilities                 305,171          417,691

Notes payable, related party-long term portion          -           10,000
                                               ----------       ----------
Total liabilities                                 305,171          427,691
                                               ----------       ----------

Commitments and contingencies

Shareholders' equity (deficit):
     Common stock;  $0.001 par value;
       50,000,000 shares authorized;
       18,623,274 and 17,056,366
       shares issued and outstanding
       at June 30, 2000 and 1999,
       respectively                                18,623           17,056
     Additional paid-in capital                 2,095,120        1,159,937
     Accumulated deficit                       (1,565,015)      (1,225,538)
     Amount receivable from an officer
       on common stock                                  -             (975)
                                               ----------       ----------

Total shareholders' equity (deficit)              548,728          (49,520)
                                               ----------       ----------
Total liabilities and shareholders' equity     $  853,899       $  378,171
                                               ==========       ==========


 The accompanying notes are an integral part of the financial statements.

                         Golden Choice Foods Corporation

                            Statements of Operations

          For Each of the Two Years in the Period Ended June 30, 2000

--------------------------------------------------------------------------

                                                     2000             1999
                                                     ----             ----
Gross sales                                 $   1,620,212    $     969,753
     Less: returns and allowances                (281,481)        (151,453)
                                               ----------       ----------
Net sales                                       1,338,731          818,300
    Cost of sales                                 794,709          538,198
                                                ----------       ----------
Gross profit                                      544,022          280,102
Selling expenses                                  463,956          297,779
General and administrative expenses               415,101          214,406
                                                   ----------       ----------
Loss from operations                             (335,035)        (232,083)
                                               ----------       ----------
Other income (expense):
     Interest expense                              (7,001)            (655)
     Interest expense - related party                (582)          (1,549)
     Interest income                                1,837               88
     Interest income - related parties                622            1,032
     Other income                                   2,282           18,876
                                               ----------       ----------
                                                   (2,842)          17,792
                                               ----------       ----------

Loss before provision for income taxes           (337,877)        (214,291)
Provision for income taxes                          1,600              800
                                               ----------       ----------
Net loss                                       $ (339,477)      $ (215,091)
                                               ==========       ==========

Net loss per share, basic and diluted          $    (0.02)      $    (0.01)
                                               ==========       ==========

  The accompanying notes are an integral part of the financial statements.

                         Golden Choice Foods Corporation

                        Statements of Shareholders' Equity

           For Each of the Two Years in the Period Ended June 30, 2000

--------------------------------------------------------------------------

                                             Amount
                                             Receiv-
                                             able
                                      Addi-  From                     Total
                                     tional  Officer       Accumu-    Share-
                  Common  Common    Paid-in  on Common      lated  holders'
                  Shares   Stock    Capital  Stock        Deficit    Equity
              ---------- -------  ---------  --------- ----------- --------
Balance, June
  30, 1998    16,771,034 $16,771 $1,000,222  $   (975) $(1,010,447)$  5,571
   Shares
   issued in
   a private
   placement,
   net of the
   effect of
   52,000
   shares
   issued as
   commissions   225,332     225    129,775         -            -  130,000
  Shares
   issued in
   satisfaction
   of debt        60,000      60     29,940         -            -   30,000
  Net loss for
   the year
   ended June
   30, 1999            -       -          -         -     (215,091)(215,091)
              ---------- -------  ---------  --------- ----------- --------
Balance, June
  30, 1999    17,056,366  17,056  1,159,937      (975)  (1,225,538) (49,520)
  Payment of
   a receivable
   arising from
   the issuance
   of stock            -       -          -       975            -      975
  Shares
   issued in a
   private
   placement,
   net of the
   effect of
   186,142
   shares and
   the fair
   value of
   400,000
   options
   issued as
   commissions
   and cash
   commissions
   of $98,825  1,566,908   1,567    935,183         -            -  936,750
Net loss for
  the year
  ended June
  30, 2000             -       -          -         -     (339,477)(339,477)
              ---------- -------  ---------  --------- ----------- --------
Balance, June
  30, 2000    18,623,274 $18,623 $2,095,120         -  $(1,565,015)$548,728
              ========== =======  =========  ========= =========== ========


  The accompanying notes are an integral part of the financial statements.

                         Golden Choice Foods Corporation

                            Statements of Cash Flows

           For Each of the Two Years in the Period Ended June 30, 2000

--------------------------------------------------------------------------

                                                     2000             1999
                                                     ----             ----
Cash flows from operating activities:

Net loss                                      $  (339,477)      $  (215,091)
Adjustments to reconcile net loss to net
  cash used by operating activities:
    Depreciation                                    2,202             7,590
    Amortization                                    1,592             1,366
    Provision for uncollectible accounts            8,000             7,165
    Provision for sales discounts,
      returns and allowances                      281,480           159,478
Decrease (increase) in assets:
    Trade accounts receivable                    (406,623)         (275,845)
    Inventories                                   (15,974)         (146,037)
    Prepaid expenses                               25,836           (27,208)
    Other assets                                    7,815           (16,324)
Increase (decrease) in liabilities:
    Accounts payable                              (52,786)          287,091
    Accounts payable to a shareholder             (22,365)           (8,562)
    Other current liabilities                       1,570            19,772
                                               ----------        ----------
Net cash used in operating activities            (508,730)         (206,605)
                                               ----------        ----------

Cash flows used in investing activities
     Acquisition of intangible assets              (4,336)           (1,415)
     Purchases of property and equipment           (9,424)           (1,197)
     Increase of notes receivable from a
       related party                                    -              (828)
     Issuance of notes receivable -
       related parties                             (2,500)                -
     Payment on notes receivable -
       related parties                              2,403                 -
                                               ----------        ----------
Net cash used in investing activities             (13,857)           (3,440)
                                               ----------        ----------

  The accompanying notes are an integral part of the financial statements.

                         Golden Choice Foods Corporation

                            Statements of Cash Flows

           For Each of the Two Years in the Period Ended June 30, 2000

--------------------------------------------------------------------------

                                                     2000             1999
                                                     ----             ----

Cash flows provided by financing activities:
     Payment on note payable                  $   (15,000)               -
     Payments on notes payable -
       related party                              (22,000)               -
     Proceeds from the issuance of a
       note payable                                     -       $   15,000
     Proceeds from issuance of notes payable -
       related party                                    -           10,000
     Proceeds from the issuance of common stock   936,750          160,000

                                               ----------        ----------

Cash provided by financing activities             899,750          185,000
                                               ----------        ----------
Net decrease in cash                              377,163          (25,045)

Cash and equivalents at beginning of year           4,265           29,310
                                               ----------        ----------
Cash and equivalents at end of year            $  381,428        $   4,265
                                               ==========        ==========


             Supplemental Disclosures of Cash Flow Information

Interest paid                                  $    8,020                -
Income taxes paid                              $      800                -

Supplemental Schedule of Non-Cash
  Investing and Financing Activities

Satisfaction of debt through issuance of
  common stock:
    Liabilities satisfied                               -        $  30,000
    Shares issued                                       -        $  30,000

Satisfaction of related parties debt through offset
  of related parties notes receivable:
    Notes payable - related party              $   10,000                -
    Accrued interest - related parties         $    1,946                -
    Notes receivable - related parties         $  (11,946)               -



  The accompanying notes are an integral part of the financial statements.

                         Golden Choice Foods Corporation

                          Notes to Financial Statements

         For Each of the Two Years in the Period Ended June 30, 2000

--------------------------------------------------------------------------

1.    Description of the Company's Business
      -------------------------------------

      Golden Choice Foods Corporation (the "Company"), was a Delaware corporation, and was formed in April 1996 to engage in the marketing and sales of snack food products. On June 1, 2000, the Company was redomiciled in the State of Nevada. Sales of the Company's snack food products commenced in fiscal year 1997.

      During the year ended June 30, 1999, the Company added a new potato-based snack food called "G.O.T. Fries". All products are produced to Company specifications by third party food processors ("co-packer"). Individual product bags and shipping boxes are designed by the Company and provided to the co-packers located in Chicago, Illinois and San Bernardino, California, to package product orders. In general, the co-packers produce, pack, and warehouse the finished products until they are ready to ship to the customers.

      During the year ended June 30, 1999, the Company decided to concentrate its efforts on the marketing and sale of "G.O.T. Fries". In connection with this change in marketing and sales, the Company also decided to suspend the marketing and sale of its rice product.

2.    Financial Results and Liquidity
      -------------------------------

      The Company has incurred net losses of $339,477 and $215,091 in Fiscal years 2000 and 1999, respectively. Despite its negative cash flows from operations of $508,730 and $206,605 in fiscal years 2000 and 1999, respectively, the Company has been able to obtain additional operating capital through private funding sources. No assurances can be given that the Company can or will continue to obtain sufficient working capital through borrowing, the sale of the Company's securities, or that the sale of products will generate sufficient revenues in the future to sustain ongoing operations. However, the Company believes it has sufficient resources from recent sales of its equity securities to provide the cash necessary for its ongoing operations for the near future. The Company believes that the current market interest in its products is strong and will enhance its ability to generate additional revenues from the sale of the Company's products.

                         Golden Choice Foods Corporation

                          Notes to Financial Statements

          For Each of the Two Years in the Period Ended June 30, 2000

--------------------------------------------------------------------------

3.    Summary of Significant Accounting Policies
      ------------------------------------------

      Revenue Recognition

      Revenues are recognized when the products are shipped to customers. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related revenues are recorded.

         Research and Development Costs

      Research and development costs are expensed in the year incurred. For the years ended June 30, 2000 and 1999, these costs were $43,734 and $35,111, respectively.

      Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the financial statements. Changes in these estimates and assumptions are considered reasonably possible and may have a material impact on the financial statements.

      Cash and Equivalents

      Cash and equivalents include amounts held in a money market account. The Company has no requirement for compensating balances. The Company had cash balances that exceeded the federally insured limits by $324,859 at June 30, 2000. The Company did not have cash balances that exceeded the federally insured limits at June 30, 1999.

      Inventories

      Inventories are stated at the lower of cost or market.
      Cost is determined on a standard cost basis, which approximates the first in-first out method of valuation. Market is determined based on net realizable value. The Company's management monitors its inventories for excess, obsolete, and calendar date sensitive items and makes necessary valuation corrections when such adjustments are required.

      Property and Equipment

      Property and equipment are recorded at cost and are depreciated using the straight-line method over the expected useful lives noted below. The cost and related accumulated depreciation of assets are removed from the accounts upon retirement or other disposition, and the resulting profit or loss is reflected in the statement of operations. Renewals and betterments that materially extend the life of the assets are capitalized.

                         Golden Choice Foods Corporation

                          Notes to Financial Statements

          For Each of the Two Years in the Period Ended June 30, 2000

--------------------------------------------------------------------------

3.    Summary of Significant Accounting Policies, Continued
      -----------------------------------------------------

      Property and Equipment, Continued

                                                        Estimated Useful
                                                              Life
                                                        ----------------
              Computer equipment                             3 years
              Furniture and fixtures                         3 years


      Intangible Assets

      Intangible assets includes two patents and a trademark, which are amortized on a straight line basis over the five-year estimated useful lives of the assets. Accumulated amortization was $2,959 and $1,366 at June 30, 2000 and 1999, respectively. The costs involved in the acquisition of patents and trademarks are recorded as other assets until the patent or trademark is granted.

      Impairment of Long-Lived Assets

      The Company annually evaluates its long-lived assets, including identifiable intangible assets, such as its patents and trademarks for potential impairment. When circumstances indicate that the carrying amount of an asset is not recoverable, as demonstrated by the projected undiscounted cash flows, an impairment loss is recognized. The Company's management has determined that there was no such impairment present at June 30, 2000 and 1999.

      Income Taxes

      The Company accounts for deferred income taxes using the liability method. Deferred income taxes are computed based on the tax liability or benefit in future years of the reversal of temporary differences in the recognition of income or deduction of expenses between financial and tax reporting. Deferred tax assets and/or liabilities are classified as current and noncurrent based on the classification of the related asset or liability for financial reporting purposes, or based on the expected reversal date for deferred taxes that are not related to an asset or liability.

      Stock-Based Compensation

      Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation", established accounting and disclosure requirements using a fair-value-based method of accounting for stock-based employee compensation plans. As permitted by SFAS No. 123, the Company will continue to account for stock-based employee compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion

                         Golden Choice Foods Corporation

                          Notes to Financial Statements

          For Each of the Two Years in the Period Ended June 30, 2000

--------------------------------------------------------------------------

3.    Summary of Significant Accounting Policies, Continued
      -----------------------------------------------------

      Stock-Based Compensation, Continued

      ("APB") No. 25, "Accounting for Stock Issued to Employees." Compensation cost of stock options granted to employees, if any, will be measured as the excess of the quoted market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock. Compensation cost is amortized over the requisite vesting periods. The Company accounts for stock-based compensation to nonemployees in accordance with SFAS No. 123.

      The Company has elected to continue to account for stock-based employee compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for
      Stock Issued to Employees" and related interpretations and to provide Additional disclosures with respect to the pro forma effects of adoption had the Company recorded compensation expense as provided by SFAS No. 123. In accordance with APB No. 25, compensation cost for stock options is recognized as the excess, if any, of the market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock. Generally, the exercise price for stock options granted to employees equals or exceeds the fair market value of the Company's common stock at the date of grant, thereby resulting in no recognition of compensation expense by the Company. Compensation cost is recorded over the requisite vesting periods based on the market value on the date of grant.

      Common Shares and Per Share Amounts

      In June 2000, the Company was redomiciled in the State of Nevada and each common share of Golden Choice Foods Corporation (Delaware) was exchanged for two common shares of Golden Choice Foods Corporation (Nevada). All common shares and per share amounts have been adjusted to give effect to that share exchange.

      Loss per Common Share

      In 1997 the Financial Accounting Standards Board issued SFAS
      No. 128, "Earnings Per Share". This pronouncement replaced the previously reported primary and fully diluted earnings per share with basic and diluted earnings per share, respectively. The Company has adopted SFAS No. 128. Loss per common share has been calculated in accordance with the requirements of this statement for the years ended June 30, 2000 and 1999, respectively.

                         Golden Choice Foods Corporation

                          Notes to Financial Statements

          For Each of the Two Years in the Period Ended June 30, 2000

--------------------------------------------------------------------------

3.    Summary of Significant Accounting Policies, Continued
      -----------------------------------------------------

      Advertising Costs

      Advertising costs are expensed when they are incurred.
      Advertising expense was $51,116 and $31,891 for the years ended June 30, 2000 and 1999, respectively.

      Officers' Compensation

      In the year ended June 30, 1999 and for all earlier periods, the three officers of the Company elected to forego compensation. However, in the year ended June 30, 2000, these officers began receiving a monthly salary. General and administrative expenses include officers' compensation of approximately $167,400 and 0 for the years ended June 30, 2000 and 1999, respectively.

      Reclassifications

      Certain prior year amounts have been reclassified to conform to fiscal 2000 presentation. These changes had no impact on previously reported results of operations or shareholders' equity.

      Product Development

      The Company's product development activities principally involve product name selection, product shape determination, artistic design of the product packaging, arrangement for the related manufacturing extrusion tools and dies, selection of seasonings, grains and other ingredients, taste and market testing. The costs of these activities are expensed as incurred.

4.    Trade Accounts Receivable
      -------------------------

      The Company provides allowances for doubtful accounts and returns and allowances. Accounts receivable are presented net of an allowance for doubtful accounts of $7,088 and $9,165 and an allowance for sales returns and allowances of $56,575 and 0 at June 30, 2000 and 1999, respectively.

5.    Inventories
      -----------
      Inventories consisted of the following:

                                                     2000             1999
                                                     ----             ----

      Raw materials                         $     161,965     $    137,276
      Finished goods                               22,312           31,027
                                            -------------     ------------

      Total inventories                     $     184,277     $    168,303
                                            =============     ============

                         Golden Choice Foods Corporation

                          Notes to Financial Statements

          For Each of the Two Years in the Period Ended June 30, 2000

--------------------------------------------------------------------------

6.    Notes Receivable - Related Parties
      ----------------------------------

Notes receivable due from related parties consists of the following:

                                                     2000             1999
                                                     ----             ----

      Uncollateralized  notes receivable
      from related parties of the Company
      with principal and accrued interest at
      5% per annum due at maturity.  The
      notes mature at various dates from
      July 2001 through May 2003.          $        9,014     $     19,888
                                           --------------     ------------

      Total notes receivable -
        related parties                    $        9,014     $     19,888
                                           ==============     ============

7.    Property and Equipment
      ----------------------

      Property and equipment consisted of the following:


                                                     2000             1999
                                                     ----             ----

Computer equipment                          $      31,190     $     21,747
Furniture and fixtures                              1,723            1,724
                                           --------------     ------------

                                                   32,913           23,471
     Less: accumulated depreciation               (22,954)         (20,734)
                                           --------------     ------------
Total property and equipment               $        9,959     $      2,737
                                           ==============     ============


Depreciation expense for the years ended June 30, 2000 and 1999 was $2,202 and $7,590, respectively.

8.    Note Payable
      ------------

                                                     2000             1999
                                                     ----             ----


      Note payable that was  uncollateralized
      with a fixed interest rate of 5% per annum,
      with the principal and  interest due at
      maturity in October 1999.  This note was
      satisfied during the year ended June 30,
      2000.                                             -      $    15,000
Less: current portion                                   -           15,000)
                                              -----------       ----------

Long term portion of notes payable                      -                -
                                              ===========       ==========

                         Golden Choice Foods Corporation

                          Notes to Financial Statements

          For Each of the Two Years in the Period Ended June 30, 2000

--------------------------------------------------------------------------

9.    Notes Payable - Related Party
      -----------------------------

                                                     2000             1999
                                                     ----             ----

      Notes  payable - related  party  that were
      uncollateralized  with a fixed interest
      rate of 5%  per  annum, with principal and
      interest due at maturity, which ranged
      through September 2004. The notes are
      payable to an entity,  which is owned by
      two officers of the  Company.  These
      notes were satisfied during the year ended
      June 30, 2000.                                    -      $     32,000
           Less: current portion                        -           (22,000)
                                              -----------      ------------

      Long term portion of notes payable                -      $     10,000
                                              ===========      ============

Interest expense for the years ended June 30, 2000 and 1999 was $7,583 and $2,204, respectively.

10.   Deferred Income Taxes
      ---------------------

The components of the provision for income taxes are as follows:

                                              For the Years Ended June 30,
                                              ----------------------------

                                                     2000             1999
                                                     ----             ----
Current tax expense:
     Federal                                            -                -
     State                                    $     1,600       $      800
                                              -----------       ----------
                                                    1,600              800
                                              -----------       ----------
Deferred tax expense:
     Federal                                            -                -
     State                                              -                -
                                              -----------       ----------
                                                        -                -
                                              -----------       ----------
Total provision                               $     1,600       $      800
                                              ===========       ==========

                         Golden Choice Foods Corporation

                          Notes to Financial Statements

          For Each of the Two Years in the Period Ended June 30, 2000

--------------------------------------------------------------------------

10.   Deferred Income Taxes, Continued
      --------------------------------

      Significant components of the Company's deferred income tax assets and liabilities at June 30, 2000 and 1999 are as follows:

                                              For the Years Ended June 30,
                                              ----------------------------

                                                     2000             1999
                                                     ----             ----

    Deferred income tax assets:
      Net operating loss carryforward         $   625,220       $  517,533
      Allowance for doubtful accounts              27,273            3,926
      Depreciation                                    485              485
      Other                                           544              272
                                              -----------       ----------
    Total deferred income tax asset               653,522          522,216
      Valuation allowance                        (653,522)        (522,216)
                                              -----------       ----------

      Net deferred income tax asset                     -                -
                                              ===========       ==========



      The Company, based upon its history of losses and management's Assessment of when operations are anticipated to generate taxable income, has concluded that it is more likely than not that none of the net deferred income tax assets will be realized through future taxable earnings and has established a valuation allowance for them. Reconciliation of the effective tax rate to the U.S. statutory rate is as follows:


                                              For the Years Ended June 30,
                                              ----------------------------
                                                     2000             1999
                                                     ----             ----

      Tax expense at U.S. statutory rate            (34.0)  %        (34.0)%
      State tax provision                             0.3              0.3
      Other                                           0.4              0.1
      Change in valuation allowance                  33.8             34.0
                                                 --------          -------
         Effective income tax rate                    0.5%             0.4%
                                                 ========          =======

      The Company also has Federal and state net operating loss carryforwards of $1,488,938 and $1,345,947, respectively. The Federal and state net operating loss carryforwards will begin to expire in the years 2018 and 2003, respectively.

                         Golden Choice Foods Corporation

                          Notes to Financial Statements

          For Each of the Two Years in the Period Ended June 30, 2000

--------------------------------------------------------------------------

11.   Commitments
      -----------

      The Company had an operating lease for its corporate office, which expired on December 31, 1999. The Company's office lease is currently on a month to month basis. Rental expense, resulting from the operating lease agreement, was $11,026 and $8,942 during the years ended June 30, 2000 and 1999, respectively.

12.   Contingencies and Concentrations
      --------------------------------

      Lack of Insurance Coverage

      In previous years, the Company had operated without the benefit of general and products liability insurance coverage other than that provided by its co-packers to certain of the Company's larger customers. During fiscal year 2000, the Company was named as additional insured with respect to general liability, on the general liability policies of its two co-packers, and believes that this provides adequate insurance coverage for the Company. If the Company is held responsible for acts or events that are normally covered by general and product liability insurance that occurred during the uninsured period, it could have an adverse effect on operating results. Management has no knowledge of the existence of any such act or event that may have occurred during the uninsured period. The at-risk period varies by state based on each state's statute of limitation period.

      Concentration of Credit Risk

      Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of trade accounts receivable. The Company sells products to both private companies and public sector entities supplying the food services industry. Exposure to losses on accounts receivable is principally dependent on the individual customer's financial condition, as credit sales are not collateralized. The Company monitors its exposure to credit loss and reserves those accounts receivable that it deems to be uncollectible. Four customers each accounted for more than 10% of revenues for the year ended June 30, 2000. These four customers accounted for a total of 61% of revenues. No single customer accounted for more than 10% of revenues for the year ended June
      30, 1999.

                         Golden Choice Foods Corporation

                          Notes to Financial Statements

          For Each of the Two Years in the Period Ended June 30, 2000

--------------------------------------------------------------------------


12.   Contingencies and Concentrations, Continued
      -------------------------------------------

      Concentration of Product Co-Packers

      The Company utilizes two co-packers to produce its products. The Company does not currently have production contracts with either of these co-packers. Any interruption from these production sources could adversely affect the Company's ability to supply customers and correspondingly its operating results.

13.   Stock-Based Compensation
      ------------------------

      From time to time, the Company has granted options to its officers and consultants to promote the success of the Company by providing the options holders the opportunity to acquire an equity interest in the Company. The Company accounts for options granted to employees under the provision of APB No. 25 and FASB No. 123 for nonemployees.

      In July 1999, the board of directors granted to the three officers of the Company a total of 2,350,000 options, each with a ten-year term, to purchase common stock at $.75 per share. The exercise price was equal to the estimated fair market value at the date of grant.

      In July 1999, the board of directors granted 400,000 options to purchase common stock at $.75 per share to an individual as additional commission for assistance in the Company's private placement. The fair value of the options was determined to be $134,000 and has been offset against the proceeds received from the private placement.

      The following table summarizes information about stock options granted and outstanding at June 30, 2000 and 1999, and changes during the years then ended. Unless otherwise noted, options vest on an annual pro rata basis over various periods of time and are exercisable, upon proper notice, in whole or in part at any time upon vesting. The options granted have contractual lives ranging from ten to sixteen years.

                         Golden Choice Foods Corporation

                          Notes to Financial Statements

          For Each of the Two Years in the Period Ended June 30, 2000

--------------------------------------------------------------------------

13.   Stock-Based Compensation Continued
      ----------------------------------

      The weighted average fair value of the options granted during the year ended June 30, 2000 was $.34.


                                           Weighted
                                            Average
                                           Exercise
                                             Shares            Price
                                          ---------            -----
Balance, June 30, 1998                    3,750,000         $   0.25
     Granted                                      -                -
     Exercised                                    -                -
     Canceled                                     -                -
                                          ---------            -----

Balance, June 30, 1999                    3,750,000             0.25
     Granted                              2,750,000             0.75
     Exercised                                    -                -
     Canceled                                     -                -
                                          ---------            -----


Balance, June 30, 2000                    6,500,000         $   0.46
                                          =========         ========


      The Company continues to account for stock-based compensation to employees using the intrinsic value method prescribed in APB No. 25 whereby no compensation cost is recognized for options granted at or above fair market value. If under FASB No. 123 the Company determined compensation costs based on the fair value at the grant date for its stock options, net loss and loss per share would have been as shown below. For purposes of pro forma disclosures, the estimated fair value of the options is amortized over their vesting periods. The pro forma effects of applying SFAS No. 123 are not indicative of future results because this statement does not apply to awards granted prior to fiscal year 1997.


                                              For the Years Ended June 30,
                                              ----------------------------
                                                     2000             1999
                                                     ----             ----
Net loss:
      As reported                            $   (339,477)    $   (215,091)
      Pro forma                                  (652,720)    $   (303,124)
Loss per share, basic and diluted:
      As reported                            $      (0.02)    $      (0.01)
      Pro forma                              $      (0.03)    $      (0.02)


      For purposes of the above pro forma calculation, the fair value of options granted by the Company during the years ended June 30, 2000 and 1999, is estimated using the Black-Scholes Option Pricing Model with the weighted average assumptions listed below:

                         Golden Choice Foods Corporation

                          Notes to Financial Statements

          For Each of the Two Years in the Period Ended June 30, 2000

--------------------------------------------------------------------------

13.   Stock-Based Compensation, Continued
      -----------------------------------

June 30
-------

2000             1999
----             ----

                 Risk-free interest rate
5.86  %                  -     %
                 Expected dividend yield
-                        -
                 Expected stock price volatility
-                        -
                 Expected life in years
10 years         10 years


Summary information about the Company's options outstanding at June 30, 2000:


                      Options Outstanding              Options Exercisable
                     --------------------------------------------------------
                               Weighted
                                Average  Weighted                  Weighted
                    Options   Remaining   Average        Options    Average
Exercise        Outstanding Contractual  Exercise    Exercisable   Exercise
Prices        June 30, 2000        Life     Price  June 30, 2000      Price
--------      ------------- -----------  --------  -------------   --------
$   0.25          3,750,000     7.5      $   0.25      2,825,000   $   0.25
$   0.75          2,750,000    10.0      $   0.75              -   $   0.75
              -------------                        -------------
                  6,500,000                            2,825,000
              =============                        =============



14.   Disclosures about Fair Values of Financial Instruments
      ------------------------------------------------------

      The estimated fair value amounts of all financial instruments, on The Company's 2000 and 1999 balance sheets, have been determined by using available market information and appropriate valuation methodologies. Fair value is described as the amount at which the instrument could be exchanged in a current transaction between informed willing parties, other than in a forced liquidation. However, considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. The Company does not have any off balance sheet financial instruments.

                         Golden Choice Foods Corporation

                          Notes to Financial Statements

          For Each of the Two Years in the Period Ended June 30, 2000

--------------------------------------------------------------------------


14.   Disclosures about Fair Values of Financial Instruments, Continued
      -----------------------------------------------------------------

      The following methods and assumptions were used by the Company in estimating fair value disclosures for financial statements:

         Cash and equivalents, accounts receivable, notes receivable, inventory, accounts payable, notes payable, and certain other current liability amounts approximate fair value due to the short term maturities of these instruments.

         The fair value of non-current notes payable is estimated by determining the net present value of future payments. The carrying amount on the balance sheet approximates the fair value as the interest rates approximate current market rates.

15.   Transactions with a Shareholder
      -------------------------------

      Accounting and MIS Consultants

      From its inception through June 30, 2000, the Company outsourced their monthly accounting functions and management information service ("MIS") requirements to a consulting group. On January 2, 1997, the consulting group was granted options to purchase 100,000 shares of the Company's common stock at an exercise price of $.25 per share for past consulting services performed. In January 1999, the Company issued 60,000 shares of common stock to the consulting group as payment in full for $30,000 worth of consulting services. At June 30, 1999, the consulting group was owed $22,365, which is shown as accounts payable to a shareholder. As of July 1, 2000, Company employees now perform those functions formerly provided by the accounting and MIS consultants.

16.   Loss Per Share
      --------------

      Basic and diluted loss per common share has been computed by dividing the loss available to common shareholders by the weighted-average number of common shares for the period. The computations of basic and diluted loss per common share are as follows:


                                              For the Years Ended June 30,
                                              ----------------------------
                                                     2000             1999
                                                     ----             ----

    Loss per common share,
     basic and diluted:
      Net loss available to common
       shareholders                       $      (339,477)  $      (215,091)
      Weighted-average shares basic
        and diluted                            17,597,892        16,888,142
                                          ---------------   ---------------

Loss per common share, basic and diluted  $         (0.02)  $         (0.01)
                                          ================  ===============

                         Golden Choice Foods Corporation

                          Notes to Financial Statements

          For Each of the Two Years in the Period Ended June 30, 2000

--------------------------------------------------------------------------


16.   Loss Per Share, Continued
      -------------------------

      The effect of the potentially dilutive securities listed below was not included in the computation of diluted loss per share, because to do so would have been antidilutive for the years presented.


                                              For the Years Ended June 30,
                                              ----------------------------
                                                     2000             1999
                                                     ----             ----

Shares of common stock issuable under:
     Employee stock options                     6,100,000        3,650,000
     Nonemployee stock options                    400,000          100,000
                                                ---------        ---------
                                                6,500,000        3,750,000
                                                =========        =========

17.   Stock Transactions
      ------------------

      Private Placement Offerings

      In the year ended June 30, 1999, the Company, in a private placement offering, sold 173,332 shares of its common stock at $.75 per share with net proceeds totaling $130,000. In connection with the private placement, the Company issued 52,000 shares as commissions. The fair value of the shares issued as commissions has been recorded as a reduction to additional paid-in capital.

      In the year ended June 30, 2000, the Company, in a private placement, sold 1,380,766 shares of its common stock at $.75 per share with net proceeds totaling $936,750. In connection with the private placement, the Company issued an additional 186,142 shares, granted options to purchase 400,000 shares and paid $98,825 in cash as commissions. The fair value of the shares issued and options granted as commissions and the cash commissions have been recorded as reductions to additional paid-in capital.

      Shares Issued in Payment of Debt

      In January 1999, the Company issued 60,000 shares of stock in full payment of $30,000 of accounts payable.

                ORGANIZATION WITHIN LAST FIVE YEARS

       Transactions with promoters. Richard Damion and Joseph R. Rodriguez, Jr. were the promoters of Golden Choice. At the time of the organization
Of Golden Choice, each promoter received 2,000,000 common shares in exchange for an investment in Golden Choice of $6,000. Other disclosure applicable to this section is set forth in the section discussing executive compensation.

           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                   ACCOUNTING AND FINANCIAL DISCLOSURE

         There have been no changes in or disagreements with the accountants of Golden Choice since the formation of Golden Choice required to be disclosed pursuant to Item 304 of Regulation S-B.

                            LEGAL MATTERS

            The validity of the sale of shares of Golden Choice's common stock offered hereby has been passed upon for Golden Choice by Cane & Company, LLC, in Las Vegas, Nevada.

                               EXPERTS

         The audited financial statements of Golden Choice Foods Corporation included herein and elsewhere in the Registration Statement have been audited by Kelly & Company, independent certified public accountants, for the periods and to the extent set forth in their report appearing herein and elsewhere in the Registration Statement. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

                WHERE CAN YOU FIND ADDITIONAL INFORMATION

         A registration statement on Form SB-2, including amendments thereto, relating to the shares offered hereby has been filed with the Securities and Exchange Commission. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information with respect to Golden Choice and the units offered hereby, reference is made to such registration statement, exhibits and schedules. A copy of the registration statement may be inspected by anyone without charge at the Commission's principal office location at 450 Fifth Street, N.W., Washington, D.C. 20549, the Northeast Regional Office location at 7 world Trade Center, 13th Floor, New York, New York, 10048, and the Midwest Regional Office location at Northwest Atrium Center, 500 Madison Street, Chicago, Illinois 60661-2511 and copies of all or any part thereof may be obtained from the Public Reference Branch of the Commission upon the payment of certain fees prescribed by the Commission. The Commission also maintains a site on the world wide wed at http://www.sec.gov that contains information regarding registrants that file electronically with the Commission.

                                TABLE OF CONTENTS

                                      Page
Risk Factors...........................0
Use of Proceeds........................0
Dividend Policy........................0
Capitalization.........................0
Dilution...............................0
Management's Discussion and
Analysis of Financial Condition and

Results of  Operations.................0
Business...............................0
Management.............................0
Certain Transactions...................0
Prinicpal Stockholders.................0
Description of Capital Stock...........0
Shares Eligible for Future Sale........0
Underwriting...........................0
Legal Matters..........................0
Experts................................0
Additional Information.................0
Index to Financial Statements..........0

Until all shares registered are sold or until 25 days after the effective Date of this prospectus, whichever is later, all dealers effecting transactions in the Common Stock, whether or not participating in this distribution, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as Underwriters and with respect to their unsold allotments of subscriptions.

No dealer, salesperson or other individual has been authorized to give any information or to make any representation not contained in this prospectus in
connection with the Offering.   If given or made, such information or
representation must not be relied upon as having been authorized by Golden Choice or any of the Underwriters. This prospectus does not constitute an Offer to sell, or a solicitation of an offer to buy, the Common Stock in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in the affairs of Golden Choice since the date hereof.

           PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

              INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Golden Choice's Articles of Incorporation eliminate, subject to Certain exceptions, directors' personal liability to Golden Choice or its stockholders for monetary damages for breaches of fiduciary duties. The Articles of Incorporation do not, however, eliminate or limit the personal liability of a director for (i) any breach of the director's duty of loyalty to Golden Choice or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in the Nevada Corporate Code or (iv) for any transaction from which the director derived an improper personal benefit.

         Golden Choice's Bylaws provide that Golden Choice shall indemnify its directors, officers, employees, and against to the fullest extent permitted under the laws of the state of Nevada including without limitation Nevada Revised Statutes Sections 78.7502 and 78.751. In addition, Golden Choice has entered or will enter into indemnification agreements with its directors and officers that provide for indemnification in addition to the indemnification provided in Golden Choice's Bylaws. The indemnification agreements contain provisions that may require Golden Choice, among other things, to indemnify its directors and executive officers against certain liabilities (other than liabilities arising from intentional or knowing and culpable violations of law)that may arise by reason of their status or service as directors or executive officers of Golden Choice or other entities to which they provide service at the request of Golden Choice and to advance expenses they may incur as a result of any proceeding against them as to which they could be indemnified. Golden Choice believes that these provisions and agreements are necessary to attract and retain qualified directors and officers. Golden Choice will obtain an insurance policy covering directors and officers for claims that such directors and officers may otherwise be required to pay or for which Golden Choice is required to indemnify them, subject to certain exclusions.

             OTHER EXPENSES OF ISSUANCE AND DISTRIBTUION

Accounting                                              $18,000  *
Attorney Fees                                           $25,000  *
Printing Expense                                        $1,000   *
Registration Fees - SEC                                 $1,393   *
Transfer Agent                                          $2,000   *
                                                        -----------
          Total Offering Expense                        $47,393  *

     *   These figures represent estimations by management.

                RECENT SALES OF UNREGISTERED SECURITIES

       All numbers in this section have been adjusted as necessary to demonstrate the effect of a 2 for 1 forward split of our common shares which took place in 2000.
Beginning on July 25, 1997, and ending on February 12, 1998, Golden
Choice sold 673,200 common shares. 416,000 of the shares were sold for cash at a price of $0.25 per share. 240,000 of the shares were issued in exchange for the cancellation of debt totaling $60,000 or $0.25 per share. 17,200 of the shares were issued as commissions in exchange for selling shares. All shares were issued in a series of transactions not involving any public offering within the meaning of section 4(2) of the Securities Act of 1933 (the "Act") and therefore exempt from registration under section 5(a) of the Act. The shares were sold to a total of 22 persons close to Golden Choice and/or its officers and directors, no public solicitation took place and no selling commissions were received by the officers and directors who sold the shares.

       On January 1, 1997, Golden Choice issued 750,000 options, each for the purchase of one share of common stock at the price of $0.25 per share. On the date the options were issued, there was neither a market for the options nor for the common shares underlying the options. Accordingly, the board of directors determined the options had no value on the date of issue but were issued nevertheless in exchange for services rendered by the recipients for Golden Choice. 100,000 of the options were issued to Dennis Van Baale. 650,000 of the options were issued to A.R. Grandsaert. Mr. Grandsaert was an officer and director of Golden Choice. The issuance of the options did not involve any public offering within the meaning of section 4(2) of the Securities Act of 1933 (the "Act") and was therefore exempt from registration under section 5(a) of the Act. The options were issued to business affiliates of Golden Choice and no public solicitation took place.

        On January 12, 1998, Golden Choice sold 40,000 shares of Golden Choice's common stock for cash at $0.50 per share, or $20,000. The transaction was an isolated transaction with a person having a close affiliation with either Golden Choice or with an officer of Golden Choice and was exempt from registration under the Securities Act of 1933 (the "Act") pursuant to Section 4(2) of the Act because of not being part of a public offering.

         On January 20, 1998, Golden Choice sold 132,000 shares of Golden Choice's common stock for cash at $0.50 per share, or $66,000. The transaction was an isolated transaction with a person having a close affiliation with either Golden Choice or with an officer of Golden Choice and was exempt from registration under the Securities Act of 1933 (the "Act") pursuant to Section 4(2) of the Act because of not being part of a public offering.

         In May and June of 1998, Golden Choice sold 113,334 shares of Golden Choice's common stock for cash at $0.75 per share for a total of $85,000. The offering did not involve any public offering within the meaning of section 4(2) of the Securities Act of 1933 (the "Act") and was therefore exempt from registration under section 5(a) of the Act. The shares were sold to a total of 4 persons close to Golden Choice and/or its officers and directors, and no public solicitation took place.

         During the fiscal year beginning July 1, 1998, and ending June 30, 1999, Golden Choice sold 173,332 shares of Golden Choice's common stock for cash at $0.75 per share for a total of $130,000. Golden Choice also issued 52,000 shares as commissions. The offering did not involve any public offering within the meaning of section 4(2) of the Securities Act of 1933 (the "Act") and was therefore exempt from registration under section 5(a) of the Act. The shares were sold to a total of 8 persons close to Golden Choice and/or its officers and directors, and no public solicitation took place.

         In January 1999, Golden Choice issued 60,000 shares of common stock in full payment of $30,000 of accounts payable. The issuance of stock did not involve any public offering within the meaning of section 4(2) of the Securities Act of 1933 (the "Act") and was therefore exempt from registration under section 5(a) of the Act. The shares were transferred to a business affiliate of Golden Choice and no public solicitation took place.

         In July 1999, Golden Choice issued 2,750,000 options, each for the purchase of one share of common stock at the price of $0.75 per share. The board of directors estimated that the value of the common shares of Golden Choice on the date the options were issued was $0.75 per share. Accordingly, the options had no value on the date of issue but were issued nevertheless in exchange for services rendered by the recipients for Golden Choice. 500,000 of the options were issued to Joseph R. Rodriquez, Jr. 500,000 of the options were issued to Richard Damion. 1,350,000 of the options were issued to A.R. Grandsaert. 400,000 of the options were issued to Lance Hall. Mr. Rodriguez and Mr. Damion are officers and directors of Golden Choice. The issuance of the options did not involve any public offering within the meaning of section 4(2) of the Securities Act of 1933 (the "Act") and was therefore exempt from registration under section 5(a) of the Act. The options were issued to business affiliates of Golden Choice and no public solicitation took place.

         During the fiscal year beginning July 1, 1999 and ending June 30, 2000, Golden Choice issued 1,566,908 common shares. Of the shares issued, 1,380,766 were issued for cash at a price of $0.75 per share and 186,142 were issued as commissions for the sale of stock at a value of $0.75 per share. All stock was issued in a series of transactions not involving any public offering within the meaning of section 4(2) of the Securities Act of 1933 (the "Act") and was therefore exempt from registration under section 5(a) of the Act. The shares were issued to a total of 49 persons close to Golden Choice and/or its officers and directors, and no public solicitation took place. Of the 1,566,908 common shares issued, 1,332,766 of the shares were also issued pursuant to Rule 504 promulgated under Regulation D and therefore exempt from registration under section 5(a) of the Act in that:
* Golden Choice was not subject to the reporting requirements of section 13 or 15(d) of the Securities and Exchange Act of 1934; * Golden Choice was not an investment company; * Golden Choice was not a development stage company that either had no specific business plan or purpose or had indicated that its business plan was to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; * The aggregate selling price for the Shares sold under Rule 504 did not exceed $1,000,000, less the aggregate offering price for all securities sold within the twelve months before the start of and during the offering, in reliance on any exemption under the section 3(b) of the Act, or in violation of section 5(a) of the Act.

                             EXHIBITS

         Copies of the following documents are filed with this Registration Statement, Form SB-2, as exhibits:

Exhibit No.       Title of Document                  Location

3.1               Articles of Incorporation          (1)
3.2               By-Laws                            (1)
23                Consent of Experts & Counsel       Page----
27                Financial Data Schedule            Page----

(1)  Previously filed as an exhibit to the Form SB-2 on July 18, 2000.

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                                  UNDERTAKINGS

Golden Choice will:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration to:
         (i) Include any prospectus required by section 10(a)(3)of the Securities Act;
         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
         (iii) Include any additional or changed material information on the plan of distribution.
         (2) For determining liability under the Securities Act, treat each post-effective amendment as anew registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
         If an underwriter is used in the offering, Golden Choice will provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
         Insofar as indemnification for liabilities arising under the Securities act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                            SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this  registration statement to be signed on its behalf by the undersigned,
in the City of Newport Beach, State of California, on    March 12, 2001.

                              Golden Choice Foods Corporation, a Nevada corporation

                                       By:  /s/ Joseph R. Rodriguez, Jr.
                                          -----------------------------------
                                             CEO

         In accordance with the requirements of the Securities Act of 1933, the registration statement was signed by the following persons in the capacities and on the dates stated.


/s/ Joseph R. Rodriguez, Jr.              March 12, 2001
---------------------------
Principal Executive Officer,
Principal Financial Officer,
Principal Accounting Officer,
         and Director


/s/ Richard Damion                      March 12, 2001
---------------------------
Vice President and Director

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